                        COMPANY: WORLD OF SCIENCE, INC.
                                 TICKER: WOSI
                                 EXCHANGE: NMS

                                FORM-TYPE: 10-K
                          Exhibit 10.8 Loan Agreement


                          FILING-DATE: April 28, 2000

                                 Exhibit 10.8

================================================================================

                                LOAN AGREEMENT

                                    Between

                         IBJ WHITEHALL RETAIL FINANCE
                    Agent for the Revolving Credit Lenders

                                      And

                            WORLD OF SCIENCE, INC.
                               Lead Borrower For
                            World of Science, Inc.
                             WOSI on the Web, Inc.

                             As of March 21, 2000

================================================================================

                                   CONTENTS

     Introduction:                                                       1

     1.     Definitions:                                                 1

     2.     The Revolving Credit:                                       19
     (a)    Establishment of Revolving Credit.                          19
     (b)    Advances in Excess of Borrowing Base (Overloans).           19
     (c)    Valuation of Collateral                                     20
     (d)    Revolving Credit Lenders' Commitment.                       20
     (e)    Revolving Credit Loan Requests                              20
     (f)    Making of Revolving Credit Loans                            22
     (g)    SwingLine Loans                                             22
     (h)    The Loan Account                                            23
     (i)    The Revolving Credit Notes                                  24
     (j)    Payment of the Loan Account                                 24
     (k)    Interest on Revolving Credit Loans.                         25
     (l)    Revolving Credit Commitment Fee                             26
     (m)    OverAdvance Facility Fee                                    26
     (n)    Agent's Fee                                                 26
     (o)    Unused Line Fee.                                            26
     (p)    Early Termination Fee.                                      26
     (q)    Concerning Fees.                                            28
     (r)    Agent's and Revolving Credit Lenders' Discretion            28
     (s)    Procedures For Issuance of L/C's                            29
     (t)    Fees For L/C's                                              29
     (u)    Changed Circumstances                                       30
     (v)    Designation of Lead Borrower as Borrowers' Agent.           31
     (w)    Lenders' Commitments                                        32

     3.     Conditions Precedent:                                       33
     (a)    Corporate Due Diligence.                                    33
     (b)    Opinion.                                                    33
     (c)    Additional Documents.                                       33
     (d)    Officers' Certificates.                                     34
     (e)    Representations and Warranties.                             34
     (f)    Minimum Day One Availability.                               34
     (g)    All Fees and Expenses Paid.                                 34
     (h)    No Borrower InDefault.                                      34
     (i)    No Adverse Change.                                          34

     4.     General Representations, Covenants and Warranties:          35
     (a)    Payment and Performance of Liabilities.                     35
     (b)    Due Organization. Corporate Authorization. No Conflicts.    35

     (c)    Trade Names.                                                36
     (d)    Infrastructure.                                             36
     (e)    Indebtedness                                                37
     (f)    Licenses                                                    37
     (g)    Leases.                                                     37
     (h)    Requirements of Law                                         38
     (i)    Labor Relations                                             38
     (j)    Taxes.                                                      38
     (k)    The Tax Refunds.                                            39
     (l)    No Margin Stock.                                            40
     (m)    ERISA                                                       41
     (n)    Hazardous Materials                                         41
     (o)    Litigation                                                  41
     (p)    Dividends. Investments. Corporate Action                    41
     (q)    Loans                                                       42
     (r)    Line of Business                                            42
     (s)    Affiliate Transactions                                      42
     (t)    Adequacy of Disclosure                                      42
     (u)    No Restrictions on Liabilities                              43
     (v)    Other Covenants                                             43

     5.     Financial Reporting and Performance Covenants:              43
     (a)    Maintain Records                                            43
     (b)    Access to Records                                           44
     (c)    Immediate Notice to Agent                                   45
     (d)    Borrowing Base Certificate                                  46
     (e)    Weekly Reports                                              46
     (f)    Monthly Reports                                             46
     (g)    Quarterly Reports                                           47
     (h)    Annual Reports                                              47
     (i)    Officers' Certificates                                      48
     (j)    Inventories, Appraisals, and Audits                         49
     (k)    Additional Financial Information                            50
     (l)    Financial Performance Covenants                             50

     6.     Cash Management. Payment of Liabilities:                    51
     (a)    Depository Accounts                                         51
     (b)    Credit Card Receipts                                        51
     (c)    The Concentration, Blocked, and Operating Accounts          51
     (d)    Proceeds and Collections                                    52
     (e)    Payment of Liabilities                                      53
     (f)    The Operating Account                                       53

     7.     Events of Default:                                          54
     (a)    Failure to Pay the Revolving Credit.                        54
     (b)    Failure To Make Other Payments                              54
     (c)    Failure to Perform Covenant or Liability (No Grace Period)  54
     (d)    Failure to Perform Covenant or Liability (Grace Period)     54
     (e)    Misrepresentation                                           55
     (f)    Acceleration of Other Debt. Breach of Lease                 55
     (g)    Default Under Other Agreements                              55
     (h)    Uninsured Casualty Loss                                     55
     (i)    Attachment. Judgment. Restraint of Business                 55
     (j)    Business Failure                                            55
     (k)    Bankruptcy                                                  56
     (l)    Default by Guarantor                                        56
     (m)    Indictment - Forfeiture                                     56
     (n)    Termination of Guaranty                                     56
     (o)    Challenge to Loan Documents                                 56
     (p)    Key Management.                                             57
     (q)    Change in Control.                                          57

     8.     Rights and Remedies Upon Default:                           57
     (a)    Acceleration                                                57
     (b)    Rights and Remedies                                         57

     9.     Revolving Credit Fundings and Distributions:                58
     (a)    Revolving Credit Funding Procedures.                        58
     (b)    SwingLine Loans.                                            58
     (c)    Agent's Covering of Fundings:                               59
     (d)    Ordinary Course Distributions.                              61

     10.    Acceleration and Liquidation:                               62
     (a)    Acceleration Notices.                                       62
     (b)    Acceleration.                                               62
     (c)    Initiation of Liquidation.                                  62
     (d)    Actions At and Following Initiation of Liquidation          62
     (e)    Agent's Conduct of Liquidation.                             62
     (f)    Distribution of Liquidation Proceeds:                       63
     (g)    Relative Priorities To Proceeds of Liquidation.             63

     11.    The Agent:                                                  64
     (a)    Appointment of the Agent.                                   64
     (b)    Responsibilities of Agent.                                  64
     (c)    Concerning Distributions By the Agent.                      65
     (d)    Dispute Resolution.                                         66
     (e)    Distributions of Notices and of Documents.                  66

     (f)    Confidential Information.                                   67
     (g)    Reliance by Agent.                                          67
     (h)    Non-Reliance.                                               67
     (i)    Indemnification.                                            68
     (j)    Resignation of Agent.                                       68

     12.    Action By Agents - Consents - Amendments - Waivers:         69
     (a)    Administration of Credit Facilities.                        69
     (b)    Actions Requiring  Majority Lenders.                        70
     (c)    Actions Requiring SuperMajority Lenders.                    70
     (d)    Action Requiring Certain Consent.                           70
     (e)    Actions Requiring Unanimous Consent.                        71
     (f)    Actions Requiring SwingLine Lender Consent.                 72
     (g)    Actions Requiring Agent's Consent.                          72
     (h)    Miscellaneous Actions.                                      72
     (i)    Actions Requiring Lead Borrower's Consent.                  73
     (j)    NonConsenting Revolving Credit Lender.                      73

     13.    Assignments By Revolving Credit Lenders:                    74
     (a)    Assignments and Assumptions.                                74
     (b)    Assignment Procedures.                                      75
     (c)    Effect of Assignment.                                       76

     14.    Notices:                                                    76
     (a)    Notice Addresses                                            76
     (b)    Notice Given                                                77

     15.    Term:                                                       78
     (a)    Termination of Revolving Credit                             78
     (b)    Actions On Termination                                      78

     16.    General:                                                    79
     (a)    Publicity.                                                  79
     (b)    Successors and Assigns.                                     79
     (c)    Severability                                                79
     (d)    Amendments.  Course of Dealing                              79
     (e)    Power of Attorney                                           80
     (f)    Application of Proceeds                                     80
     (g)    Increased Costs                                             80
     (h)    Costs and Expenses of the Agent                             81
     (i)    Copies and Facsimiles                                       81
     (j)    Massachusetts Law                                           82
     (k)    Consent to Jurisdiction                                     82
     (l)    Indemnification                                             83
     (m)    Rules of Construction.                                      83

     (n)    Intent                                                      84
     (o)    Participations.                                             85
     (p)    Right of Set-Off                                            85
     (q)    Pledges To Federal Reserve Banks:                           85
     (r)    Maximum Interest Rate.                                      85
     (s)    Waivers.                                                    86

                         IBJ WHITEHALL RETAIL FINANCE
                                                            As of March 21, 2000

World of Science, Inc., As Lead Borrower
900 Jefferson Road, Building 4
Rochester, New York  14623
Attention:  Mr. Charles A. Callahan
            Vice President and Chief Financial Officer

Re:       Loan Agreement

Dear Sir/Madam:

     Introduction: This letter sets forth the basis under which the Revolving Credit Lenders, acting through IBJ Whitehall Retail Finance, a division of IBJ Whitehall Business Credit Corporation (in such capacity, the "Agent"), will make loans and advances to World of Science, Inc., a New York corporation, (the "Lead Borrower") and WOSI on the Web, Inc., a New York corporation (collectively, the "Borrowers" and each a "Borrower")

     If accepted by you, this letter, as amended from time to time hereafter, shall be referred to as the "Loan Agreement".

I.        .    Definitions:

     As herein used, the following terms have the following meanings or are defined in the section of this Loan Agreement so indicated and terms used herein which are defined in the Security Agreement are used as so defined therein:

               "Acceleration":   The making of demand or declaration that any
indebtedness, not otherwise due and payable, is due and payable. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Loan Agreement.

               "Acceleration Notice":    Written notice as follows:

               (a) From the Agent to the Revolving Credit Lenders, as provided in Section.

               (b)  From the SuperMajority Lenders, as provided in Section.

               "ACH":  Automated clearing house.

               "Advance Rate Grid":  Annexed hereto as EXHIBIT (a).

               "Affiliate": (a) With respect to any two Persons other than any natural person, a relationship in which (i) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity
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World of Science IBJ Whitehall Retail Finance
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interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.
               (b) Any Person, other than a natural person, which: is a parent, brother-sister, subsidiary, or affiliate, of a Borrower; could have such enterprise's tax returns or financial statements consolidated with that Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Borrower is a member; controls or is controlled by any Borrower.

               "Agent":  Is defined in the Introduction.

               "Agent's Cover":  Defined in Section.

               "Agent's Fee": Is defined in Section.

               "Agent's Rights and Remedies":  Is defined in Section.

               "Applicable Law":   As to any Person (i) All statutes, rules,
regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible, and any interpretation thereof by any court or administrative or governmental authority charged with the administration of any statute, rule, regulation, order, or other requirement having the force of law.

               "Appraised Inventory Liquidation Value": The product of (a) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Agent, to reflect the appraiser's estimate of the net realization on the Liquidation of the Borrowers' Inventory.

               "Appraised Inventory Percentage": As set forth on the Advance Rate Grid.

               "Assigning Revolving Credit Lender":  Defined in Section.

               "Assignment and Acceptance":  Defined in Section.

               "Availability":  The lesser of (a) or (b), where
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World of Science IBJ Whitehall Retail Finance
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               (a)  is the result of

                    (i)   The Revolving Credit Ceiling
                    Minus
                    (ii)  The aggregate unpaid balance of the Loan Account
                    Minus
                    (iii) The aggregate undrawn Stated Amount of all then outstanding L/C's.
                    Minus
                    (iv)  The aggregate of the Availability Reserves.

               (b)  is the result of
                    (i)   The Borrowing Base
                    Minus
                    (ii)  The aggregate unpaid balance of the Loan Account
                    Minus
                    (iv) The aggregate undrawn Stated Amount of all then outstanding L/C's.
                    Minus
                    (v)   The aggregate of the Availability Reserves.

               "Availability Reserves": Such reserves as the Agent from time to time determines in the Agent's discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral.

               "Bankruptcy Code": Title 11, U.S.C., as amended from time to time.

               "Base": The base commercial lending rate of IBJ Whitehall Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by IBJ Whitehall Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor necessarily reflective of the lowest rate of interest actually charged by IBJ Whitehall Bank to any particular class or category of customers of IBJ Whitehall Bank or the Agent.

               "Base Margin Loan": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

               "Base Margin Rate":  Base.

               "Blocked Account": Any DDA into which the contents of any other DDA is transferred.

               "Blocked Account Agreement": An Agreement, in form satisfactory to the Agent, which Agreement recognizes the Agent's Collateral Interest in
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World of Science IBJ Whitehall Retail Finance
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the contents of the DDA which is the subject of such Agreement and agrees that such contents shall be transferred only to the Concentration Account or as otherwise instructed by the Agent.

               "Borrower" and "Borrowers":  Defined in the Introduction.

               "Borrowing Base": The lesser of (a)(i) the product of the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by the Inventory Advance Rate plus (ii) the OverAdvance Facility plus (iii) until July 31, 2000, the product of the Tax Refund Advance Rate multiplied by the Tax Refunds plus
(iv) Seventy percent (70%) of the face amount of Eligible Credit Card Receivables of the Borrowers or (b) the product of the Appraised Inventory Percentage multiplied by the Appraised Inventory Liquidation Value.

               "Borrowing Base Certificate":  Is defined in Section.

               "Business Day": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or in Rochester, New York, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Agent is not open to the general public to conduct business.

               "Business Plan":  Defined in Section.

               "Capital Expenditures":   The expenditure of funds or the
incurrence of liabilities which may be capitalized in accordance with GAAP.

               "Capital Lease": Any lease which may be capitalized in accordance with GAAP.

               "Change in Control": The occurrence of any of the following:

               (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more of the issued and outstanding capital stock of the Lead Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Lead Borrower.

               (b) More than half of the persons who were directors of the Lead Borrower on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this
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World of Science IBJ Whitehall Retail Finance
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          Loan Agreement was executed), cease, for any reason other than death or disability, to be directors of the Lead Borrower.

               (c) Any failure of the Lead Borrower to own, beneficially and of record, 100% of the capital stock of all other Borrowers.

               "Collateral": Any asset or interest therein in which the Agent is granted a Collateral Interest to secure the Liabilities.

               "Collateral Interest": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

               "Concentration Account":  Is defined in Section.

               "Consent": Actual consent given by the Revolving Credit Lender from whom such consent is sought; or the passage of Seven (7) Business Days from receipt of written notice to a Revolving Credit Lender from the Agent of a proposed course of action to be followed by the Agent without such Revolving Credit Lender's giving the Agent written notice of that Revolving Credit Lender's objection to such course of action, provided that the Agent may rely on such passage of time as consent by a Revolving Credit Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

               "Consolidated": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Borrowers.

               "Cost":  The lower of

                    (a) the calculated cost of purchases, based upon the
               Borrowers' accounting practices known to the Agent, which practices are in effect on the date on which this Loan Agreement was executed as such calculated cost is determined from: invoices received by the Borrowers; the Borrowers' purchase journal; or the Borrowers' stock ledger; or

                    (b) the cost equivalent of the lowest ticketed or promoted price at which the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrowers' accounting system), which cost equivalent is determined in accordance with the Borrowers' accounting practices in effect on March 1, 2000.

          "Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowers' calculation of cost of goods sold.
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World of Science IBJ Whitehall Retail Finance
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               "Costs of Collection":  Includes, without limitation, all
attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Agent's attorneys, and all reasonable out-of-pocket costs incurred by the Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Agent, where such costs and expenses are directly or indirectly related to or in respect of the Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agent's Rights and Remedies and/or any of the rights and remedies of the Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection shall also include the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and at the Agent's option may bear interest at the then effective Base Margin Rate.

               "DDA": Any checking or other demand daily depository account maintained by any Borrower.

               "Delinquent Revolving Credit Lender":  Defined in Section.

               "EBITDA": The Borrowers' Consolidated earnings before interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP.

               "Eligible Assignee": A bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $200,000,000.00, or any Affiliate of any Revolving Credit Lender, or any Person to whom a Revolving Credit Lender assigns its rights and obligations under this Loan Agreement as part of a programmed assignment and transfer of such Revolving Credit Lender's rights of a material portion of such Revolving Credit Lender's portfolio of asset based credit facilities.

               "Eligible Credit Card Receivables": Such of the Borrowers' under four (4) Business Day Accounts due on a non-recourse basis from major credit card processors (which, if due on account of a private label credit card program, is deemed in the discretion of the Agent to be eligible).


               "Eligible In-Transit Inventory": Inventory (without duplication as to Eligible L/C Inventory and other Eligible Inventory), title to which has passed to a Borrower and which is then being shipped from a foreign location for receipt, within sixty (60) days, at a warehouse of the Borrower, provided that
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World of Science IBJ Whitehall Retail Finance
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                         (a)  Such Inventory is of such types, character,
                    qualities and quantities (net of Inventory Reserves) as the Agent in its discretion from time to time determines to be eligible for borrowing; and

                         (b) The documents which relate to such shipment names the Agent as consignee of the subject Inventory and the Agent has control over the documents which evidence ownership of the subject Inventory pursuant to documentation in form and substance satisfactory to the Agent (such as by the providing to the Agent of a Customs Brokers Agreement in form reasonably satisfactory to the Agent).

               "Eligible Inventory":  All of the following:

               Such of the Borrowers' Inventory (not duplicative of Borrowers' Eligible In-Transit Inventory or Eligible L/C Inventory), at such locations, and of such types, character, qualities and quantities, as the Agent in its discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Agent has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances.

               Eligible In-Transit Inventory not to exceed $300,000.00 in the aggregate at any time.

               Eligible L/C Inventory.

               In no event, however, does "Eligible Inventory" include: non-merchandise Inventory (such as labels, bags, and packaging materials); damaged goods; return to vendor merchandise; packaways; consigned inventory; goods not conforming to the representations and warranties contained in the Security Agreement; and other similar categories of Goods.

               "Eligible L/C Inventory": Such of the Borrowers' Inventory (without duplication as to Eligible In-Transit Inventory and other Eligible Inventory), the purchase of which is supported by a documentary L/C, provided that

                         (a) Such Inventory is of such types, character, qualities and quantities (net of Inventory
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World of Science IBJ Whitehall Retail Finance
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                    Reserves) as the Agent in its discretion from time to time determines to be eligible for borrowing; and

                         (b) The documentary L/C supporting such purchase names the Agent as consignee of the subject Inventory and/or the Agent has control over the documents which evidence ownership of the subject Inventory pursuant to documentation in form and substance satisfactory to the Agent (such as by the providing to the Agent of a Customs Brokers Agreement in form reasonably satisfactory to the Agent); and

                         (c) The subject Inventory is due at the Borrowers' distribution facility within sixty (60) days, as determined by the Agent.

               "Employee Benefit Plan":  As defined in ERISA.

               "End Date": The date upon which both (a) all Liabilities have been indefeasibly paid in full and (b) all obligations of any Revolving Credit Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

               "Environmental Laws":  All of the following:

                    (a) Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                    (b) The common law relating to damage to Persons or property from Hazardous Materials.

               "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

               "ERISA Affiliate": Any Person which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

               "Events of Default": Is defined in Article . An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the requisite Revolving Credit Lenders or by the Agent as applicable.
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World of Science IBJ Whitehall Retail Finance
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               "Exempt DDA":  A depository account maintained by any Borrower, the only contents of which may be transfers from the Operating Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

               "Fiscal": When followed by "month" or "quarter", the relevant fiscal period based on the Borrower's fiscal year and accounting conventions. When followed by reference to a specific year, the fiscal year which ends in January of the following calendar year to the year to which reference is being made (e.g. the Borrower's fiscal year ending in January 2001 is the Borrower's "Fiscal 2000").

               "Fee Letter": That letter dated on or about February 17, 2000 and styled "Fee Letter" between the Lead Borrower and the Agent, as such letter may from time to time be amended.

               "GAAP":   Principles which are consistent with those promulgated
or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Agent, (a) the Borrowers' compliance with the financial performance covenants imposed pursuant to Section shall be determined as if such Material Accounting Change had not taken place and (b) the Lead Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Lead Borrower's chief financial officer, on which the effect of such Material Accounting Change to that statement shall be described.

               "Goods":  Has the meaning given that term in the UCC.

               "Gross Margin": With respect to the subject accounting period for which it is being calculated, the decimal equivalent of the following (determined in accordance with the retail method of accounting):

                       Sales (Minus) Cost of Goods Sold
                       --------------------------------
                                     Sales

               "Hazardous Materials":   Any (a) hazardous materials, hazardous
waste, hazardous or toxic substances or petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

               "IBJ Whitehall Bank":   IBJ Whitehall Bank & Trust Company, a New
York banking corporation with offices at One State Street, New York, New York 10004.

               "IWRF":  IBJ Whitehall Retail Credit.
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               "IWRF Qualified Refinancing":  A refinancing provided by IWRF following its exercise of its right of last refusal as described in Section .

               "Indebtedness": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

               (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

               (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

               (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

               (d)  On account of deposits or advances.

               (e)  As lessee under Capital Leases.

               (f)  In connection with any sale and leaseback transaction.

          "Indebtedness" also includes:

                    (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                    (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                    (z) The Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

               "Indemnified Person":  Is defined in Section.

               "Interest Payment Date":  With reference to:

               Each Libor Loan: The last day of the Interest Period relating thereto; the Termination Date; and the End Date.

               Each Base Margin Loan: the first day of each month; the Termination Date; and the End Date.

               "Interest Period": (a) With respect to each Libor Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending one, two, or three months thereafter, as the Lead Borrower may elect by notice (pursuant to Section ) to the Agent.
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                    (b)  With respect to each Base Margin Loan: Subject to
          Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Libor Loan, as the Lead Borrower may elect by notice (pursuant to Section ) to the Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrowers.

                    (c) The setting of Interest Periods is in all instances subject to the following:

                         (i) Any Interest Period for a Base Margin Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                         (ii) Any Interest Period for a Libor Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                         (iii) Subject to Subsection (iv), below, any Interest Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                         (iv) Any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                         (v) The number of Interest Periods in effect at any one time is subject to Section hereof.

               "InDefault":   Any occurrence, circumstance, or state of facts
with respect to a Borrower which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not cured within any applicable grace period.

               "Inventory Advance Rate":  As set forth on the Advance Rate Grid.

               "Inventory Reserves": Such reserves as may be established from time to time by the Agent in the Agent's discretion with respect to the determination of the saleability, at retail, of, or other factors relating to the market value of, the Eligible Inventory.

               "Issuer":  The issuer of any L/C.
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World of Science IBJ Whitehall Retail Finance
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               "L/C":  Any letter of credit, the issuance of which is procured by the Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

               "Lease": Any lease or other agreement, no matter how styled or structured, pursuant to which a Borrower is entitled to the use or occupancy of any space.

               "Lenders' Special Counsel": A single counsel, selected by the Majority Lenders following the occurrence of an Event of Default, to represent the interests of the Revolving Credit Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

               "Liabilities":  Includes, without limitation, the following:

          (a) All and each of the following, whether now existing or hereafter arising under this Loan Agreement or under any of the other Loan Documents:

          (i) Any and all direct and indirect liabilities, debts, and obligations of each Borrower to the Agent or any Revolving Credit Lender, each of every kind, nature, and description.

          (ii) Each obligation to repay any loan, advance, Indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Borrower to the Agent or any Revolving Credit Lender (including all future advances whether or not made pursuant to a commitment by the Agent or any Revolving Credit Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Agent or any Revolving Credit Lender may hold against any Borrower.

          (iii) All notes and other obligations of each Borrower now or hereafter assigned to or held by the Agent or any Revolving Credit Lender, each of every kind, nature, and description.

          (iv) All interest, fees, and charges and other amounts which may be charged by the Agent or any Revolving Credit Lender to any Borrower and/or which may be due from any Borrower to the Agent or any Revolving Credit Lender from time to time.

          (v) All costs and expenses incurred or paid by the Agent or any Revolving Credit Lender in respect of any agreement between any Borrower and the Agent or any Revolving Credit Lender or instrument furnished by any Borrower to the Agent or any Revolving Credit Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).
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World of Science IBJ Whitehall Retail Finance
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          (vi)  Any and all covenants of each Borrower to or with the Agent or any Revolving Credit Lender and any and all obligations of each Borrower to act or to refrain from acting in accordance with any agreement between that Borrower and the Agent or any Revolving Credit Lender or instrument furnished by that Borrower to the Agent or any Revolving Credit Lender.

          (vii) Each of the foregoing as if each reference to the " the Agent or any Revolving Credit Lender" were to each Affiliate of the Agent.

          (b) Any and all direct or indirect liabilities, debts, and obligations of each Borrower to the Agent or any Affiliate of the Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C's.

               "Libor": For any Libor Loan for the then current Interest Period relating thereto, the rate per annum quoted by the Agent to the Borrowers two
(2) Libor Business Days prior to the first day of such Interest Period as the rate available to IBJ Whitehall Bank in the interbank market for offshore Dollar deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such Libor Loan.

               "Libor Business Day": Any day which is both a Business Day and a day on which the principal interbank market for Libor deposits in London in which IBJ Whitehall Bank participates is open for dealings in United States Dollar deposits.

               "Libor Loan": Any Revolving Credit Loan which bears interest at a Libor Rate.

               "Libor Offer Rate": For any Libor Loan for the then current Interest Period relating thereto, the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of one (1%) percent ) equal to the quotient of (a) Libor divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of reserve requirements current on the day that is two (2) Libor Business Days prior to the beginning of the relevant Interest Period under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over IBJ Whitehall Bank) as in effect from time to time, dealing with reserve requirements prescribed for Eurocurrency funding including any reserve requirements with respect to "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

               "Libor Margin": 250 basis points, subject to a mutually agreed to downward adjustment on the first day of the month following that month during which the Lead Borrower provides the Agent with the Borrowers' Consolidated certified
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World of Science IBJ Whitehall Retail Finance
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financial statement for a Fiscal Year commencing after the Borrowers' Fiscal
1999 for which the Borrowers' Consolidated EBITDA is equal to or greater than $3 Million.

               "Libor Rate": That per annum rate which is the aggregate of the Libor Offer Rate plus the Libor Margin.

               "Liquidation": The exercise, by the Agent, of those rights accorded to the Agent under the Loan Documents as a creditor of the Borrowers following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Loan Agreement.

               "Loan Account":  Is defined in Section.

               "Loan Commitment": With respect to each Revolving Credit Lender, that respective Revolving Credit Lender's Revolving Credit Dollar Commitment.

               "Loan Documents": This Loan Agreement, each instrument and document executed and/or delivered as contemplated by Article , below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Agent or any Affiliate of the Agent, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Agent or any Affiliate of the Agent, as each may be amended from time to time.

               "Majority Lenders": Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 51% or more of the Loan Commitments (other than any Loan Commitments held by Delinquent Revolving Credit Lenders) except that where (a) any single Revolving Credit Lender holds 51% or more of the Loan Commitments and (b) there is at least one other Revolving Credit Lender which is not then a Delinquent Revolving Credit Lender, the term "Majority Lenders" shall refer to the Revolving Credit Lender which holds 51% or more of the Loan Commitments and not less than one other Revolving Credit Lender (other than a Delinquent Revolving Credit Lender or an Affiliate of the Agent).

               "Material Accounting Change": Any change in GAAP applicable to accounting periods subsequent to the Borrowers' Fiscal Year most recently completed prior to the execution of this Loan Agreement, which change has a material effect on the Borrowers' financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place or where preparation of the Borrowers' statements and reports in compliance with such change results in the breach
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World of Science IBJ Whitehall Retail Finance
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of a financial performance covenant imposed pursuant to Section (if applicable)
where such a breach would not have occurred if such change had not taken place or vice versa.

               "Maturity Date":  March 31, 2003.

               "Nominee": A business entity (such as a corporation, limited partnership or other Person) formed by the Agent to own or manage any Post Foreclosure Asset.

               "Operating Account":  Is defined in Section.

               "OverAdvance": A Revolving Credit Loan supported by the OverAdvance Facility.

               "OverAdvance Facility": That component of Borrowing Base, available (if at all) only where "Availability" otherwise would be zero, and consisting of the Cost of Eligible Inventory (net of Inventory Reserves and exclusive of Eligible In-Transit Inventory and Eligible L/C Inventory) multiplied by the OverAdvance Rate.

               "OverAdvance Margin": The aggregate of Base plus two percent (2%) per annum.

               "OverAdvance Rate":  As set forth on the Advance Rate Grid.

               "Overloan": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

               "Participant":  Is defined in Section, hereof.

               "Permanent Store": Any location at which the Lead Borrower offers its Inventory for sale to the general public other than any Seasonal Store.

               "Permissible Redemption": Redemptions of the Lead Borrower's common stock, not exceeding an aggregate out-of-pocket expenditure to the Borrowers of the following and only if the Borrowers' Consolidated EBITDA for their then immediately prior Fiscal year was not less than $5 Million:

          Fiscal 2000:  None
          Fiscal 2001:  $500 Thousand
          Fiscal 2002:  $500 Thousand

               "Permissible Overloans": Revolving Credit Loans which are Overloans, but as to which each of the following conditions is satisfied: (a) the Revolving Credit Ceiling is not exceeded; and (b) when aggregated with all other Permissible
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World of Science IBJ Whitehall Retail Finance
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Overloans, such Revolving Credit Loans do not exceed 10% of the Borrowing Base;
and (c) such Revolving Credit Loans are made or undertaken in the Agent's discretion to protect and preserve the interests of the Revolving Credit Lenders.

               "Person": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

               "Post Foreclosure Asset": All or any part of the Collateral, ownership of which is acquired by the Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

               "Qualified Refinancing":  Is defined in Section.

               "Receipts": All cash, cash equivalents, checks, and credit card slips, receipts and other Proceeds from any sale of the Collateral.

               "Register":  Is defined in Section.

               "Requirement of Law":  As to any Person:

               (a)  Applicable Law.

               (b) That Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable.

               (c) That Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

               "Reserves": The following: Availability Reserves and Inventory Reserves.

               "Revolving Credit":  Is defined in Section.

               "Revolving Credit Ceiling": $20,000,000.00.

               "Revolving Credit Commitment Fee":  Is defined in Section.

               "Revolving Credit Dollar Commitment": As set forth on EXHIBIT, annexed hereto (as such amounts may change in accordance with the provisions of this Loan Agreement).

               "Revolving Credit Early Termination Fee":  Is defined in Section.

               "Revolving Credit Lenders":   Those financial institutions
identified on the signature pages of this Loan Agreement and who in the future are those
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World of Science IBJ Whitehall Retail Finance
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Persons (if any) who become "Revolving Credit Lenders" in accordance with the provisions of Section, below,

               "Revolving Credit Loans": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See Section).

               "Revolving Credit Note":  Is defined in Section.

               "Revolving Credit Obligations": The aggregate of the Borrowers' Liabilities of any character on account of or in respect to the Revolving Credit.

               "Revolving Credit Percentage Commitment": As set forth on EXHIBIT , annexed hereto (as such amounts may change in accordance with the provisions of this Loan Agreement).

               "Seasonal Store": Any location at which the Lead Borrower offers its Inventory for sale to the general public where both of the following conditions ((a) and (b)) are met:

          (a) The Lease for such location has a term (including any extensions thereof) of 36 or fewer months and is terminable by either the Lead Borrower or the lessor on not more than 30 days notice.

          (b) No funds are expended for tenant build out.

               "SEC": The Securities and Exchange Commission, or any successor commission or agency.

               "Security Agreement":   The Security Agreement of even date
herewith between the Lead Borrower and the Borrowers, on the one hand, and the Agent, on the other, as the same may be amended from time to time hereafter. Terms used herein which are defined in the Security Agreement are used herein as so defined therein. In the event that the Security Agreement is ever terminated or any term defined therein and used herein is deleted from the Security Agreement, then unless otherwise agreed in writing, any such term used herein which had been defined in the Security Agreement shall continue to be used herein as then most recently defined in the Security Agreement.

               "Stated Amount": The maximum amount for which an L/C may be honored.

               "Store": Any location at which any Borrower offers its Inventory for sale to the general public.
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World of Science IBJ Whitehall Retail Finance
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               "SuperMajority Lenders":  Revolving Credit Lenders (other than
Delinquent Revolving Credit Lenders) holding 66-2/3% or more the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

               "SwingLine": The facility pursuant to which the SwingLine Lender may advance Revolving Credit Loans aggregating up to the SwingLine Loan Ceiling.

               "SwingLine Lender":  IWRF.

               "SwingLine Loan Ceiling": $5,000,000.00 (subject to increase as provided in Section).

               "SwingLine Loans":  Defined in Section.

               "SwingLine Note":  Defined in Section.

               "Tax Refund Advance Rate":  80%.

               "Tax Refunds": Subject to Section below, collectively, the income tax refunds claimed, or to be claimed by the Borrowers for their Fiscal 1999 from the United States federal government and various States, which claims are described on EXHIBIT (b), annexed hereto.

               "Termination Date":  The earliest of (a) the Maturity Date; or
(b) the occurrence of any event described in Section, below; or (c) the Agent's notice to the Lead Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section, below; or (d) that date, set by the Lead Borrower, on not less than ninety (90) days irrevocable written notice to the Agent.

               "Transfer": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Agent making such Transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that notice addresses may be changed (Section), except that no change of the wire instructions for Transfers to any Revolving Credit Lender shall be effective without the consent of the Agent.

               "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106), as may be amended from time to time.
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World of Science IBJ Whitehall Retail Finance
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               "Unanimous Consent":  Consent of Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 100% or more of the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

               "Unused Line Fee":  Is defined in Section.


I.        .    The Revolving Credit:

A.             Establishment of  Revolving Credit.

1. The Revolving Credit Lenders hereby establish a revolving line of credit (the "Revolving Credit") in the Borrowers' favor pursuant to which each Revolving Credit Lender, subject to, and in accordance with, this Loan Agreement, acting through the Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein.

2. Loans, advances, and financial accommodations under the Revolving Credit shall be made with reference to the Borrowing Base and shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Agent by reference to Borrowing Base Certificates furnished as provided in Section, below, and shall be subject to the following:

a) Such determination shall take into account those Reserves as the Agent may determine as being applicable thereto.

b) The Cost of Eligible Inventory will be determined in a manner consistent with current tracking practices, based on the Borrowers' stock ledger inventory.

3. The commitment of each Revolving Credit Lender to provide such loans, advances, and financial accommodations is subject to Section.

4. The proceeds of borrowings under the Revolving Credit shall be used solely in accordance with the Business Plan for the Borrowers' working capital and Capital Expenditures, all solely to the extent permitted by this Loan Agreement. No proceeds of a borrowing under the Revolving Credit may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrowers other than in the ordinary course of the Borrowers' business and consistent with the provisions of this Loan Agreement.

A.             Advances in Excess of Borrowing Base (Overloans).

1. Subject to Section below, no Revolving Credit Lender has any obligation to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such loan, advance, or credit is an Overloan.

2. The Revolving Credit Lenders' obligations, among themselves, are subject to Section (which relates to each Revolving Credit Lender's making amounts available to the Agent) and to Section (which relates to Permissible Overloans).
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World of Science IBJ Whitehall Retail Finance
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3.             The Revolving Credit Lenders' providing of an Overloan on any one occasion does not affect the obligations of each Borrower hereunder (including each Borrower's obligation to immediately repay any amount which otherwise constitutes an Overloan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

A. Valuation of Collateral. The Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Agent or any Revolving Credit Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Agent in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

A. Revolving Credit Lenders' Commitment. Subject to the provisions of this Loan Agreement, the Revolving Credit Lenders shall make a loan or advance under the Revolving Credit and the Agent shall endeavor to have an L/C issued for the account of the Lead Borrower, in each instance if duly and timely requested by the Lead Borrower as provided herein provided that:

1.             The Borrowing Base will not be exceeded.

2. The amount of the loan or advance or L/C so requested does not exceed Availability.

3.             No Borrower is InDefault.

A.             Revolving Credit Loan Requests.

1. Requests for loans and advances under the Revolving Credit or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan may be requested by the Lead Borrower in such manner as may from time to time be acceptable to the Agent.

2. Subject to the provisions of this Loan Agreement, the Lead Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Agent by no later than the following:

a) If such Revolving Credit Loan is to be or is to be converted to a Base Margin Loan: By 11:30AM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Lead Borrower, other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.

b) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Libor Loan: By 1:00PM Three (3) Libor Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period (it being agreed that no Libor Loan may be requested for any Interest Period which commences prior to August 15, 2000). Libor Loans and conversions to
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World of Science IBJ Whitehall Retail Finance
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Libor Loans shall each be not less than $1,000,000.00 and in increments of
$250,000.00 in excess of such minimum.

c) Any Libor Loan which matures while any Borrower is In Default shall be converted, at the option of the Agent, to a Base Margin Loan notwithstanding any notice from the Lead Borrower that such Loan is to be continued as a Libor Loan.

3. Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable.

4. The Lead Borrower may request that the Agent cause the issuance by the Issuer of L/C's for the account of the Borrowers as provided in Section.

5. The Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Agent's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Agent.

6. A request by the Lead Borrower for a loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

a) There has been no material adverse change in the Borrowers' financial condition from the most recent financial information furnished Agent or any Revolving Credit Lender pursuant to this Loan Agreement.

b) All or a portion of any loan or advance so requested will be set aside by the Borrowers to cover the Borrowers' obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

c) Each representation which is made herein or in any of the Loan Documents is then true and complete in all material respects as of and as if made on the date of such request.

d)                  No Borrower is In Default.

7.             If, at any time or from time to time, any Borrower is In Default:

a)                  The Agent may suspend the Revolving Credit immediately.

b) Neither the Agent nor any Revolving Credit Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

c) The Agent may suspend the right of the Lead Borrower to request any Libor Loan or to convert any Base Margin Loan to a Libor Loan.

A.             Making of Revolving Credit Loans.
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World of Science IBJ Whitehall Retail Finance
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1.             A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Lead Borrower.

2. A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Agent and the Revolving Credit Lenders for the amount thereof immediately) at the following:

a) The Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Lead Borrower's instructions (if such loan or advance is of funds requested by the Lead Borrower).

b) The charging of the amount of such loan to the Loan Account (in all other circumstances).

3. There shall not be any recourse to or liability of the Agent or any Revolving Credit Lender, on account of:

a) Any delay in the making of any loan or advance requested under the Revolving Credit.

b) Any delay by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

c) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Agent in accordance with wire instructions provided to the Agent by the Lead Borrower.

A.             SwingLine Loans.

1. For ease of administration, Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SwingLine Loans") in accordance with the procedures set forth in this Loan Agreement for the making of loans and advances under the Revolving Credit. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling.

2. The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a loan under the Revolving Credit.

3. The Borrowers' obligation to repay SwingLine Loans shall be evidenced by a note in the form of EXHIBIT, annexed hereto, executed by the Borrowers, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, however, to establish or prove any Liability. The Borrowers shall execute a replacement of any SwingLine Note which has been lost, mutilated, or destroyed thereof and deliver such replacement to the SwingLine Lender.

4. For all purposes of this Loan Agreement, the SwingLine Loans and the Borrowers' obligations to the SwingLine Lender constitute Revolving Credit Loans and are secured as "Liabilities".

5. SwingLine Loans may be subject to periodic settlement with the Revolving Credit Lenders as provided in this Loan Agreement.

A.             The Loan Account.

World of Science IBJ Whitehall Retail Finance
Page 24

1. An account ("Loan Account") shall be opened on the books of the Agent in which a record shall be kept of all loans and advances made under the Revolving Credit.

2. The Agent shall also keep a record (either in the Loan Account or elsewhere, as the Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Agent and each Revolving Credit Lender on account of the Liabilities and of all credits against such amounts so owed.

3. All credits against the Liabilities shall be conditional upon final and indefeasible payment to the Agent for the account of each Revolving Credit Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Agent or any Revolving Credit Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

4. Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

5. The Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to the Agent or any Revolving Credit Lender which is then due and payable from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in the Borrowing Base's being exceeded. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights and each Borrower's obligations under Section. Any amount which is added to the principal balance of the Loan Account as provided in this Section shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans or OverAdvances, as applicable.

6. Any statement rendered by the Agent or any Revolving Credit Lender to the Lead Borrower concerning the Liabilities shall be considered correct and accepted by each Borrower and shall be conclusively binding upon each Borrower unless the Lead Borrower provides the Agent with written objection thereto within twenty (20) days from receipt of such statement, which written objection shall indicate, with particularity, the reason for such objection.
The Loan Account and the Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

A. The Revolving Credit Notes. The Borrowers' obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "Revolving Credit Note") in the form of EXHIBIT, annexed hereto, executed by each Borrower, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that any Revolving Credit Note

World of Science IBJ Whitehall Retail Finance
Page 25

is ever lost, mutilated, or destroyed, each Borrower shall execute a replacement thereof and deliver such replacement to the Agent.

A.             Payment of the Loan Account.

1. Subject to Section below, the Borrowers may repay, without premium or penalty, all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.

2. The Borrowers, without notice or demand from the Agent or any Revolving Credit Lender, shall pay the Agent that amount, from time to time, which is necessary so that there is no Overloan outstanding.

3. The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

4. The Borrowers shall indemnify the Agent and each Revolving Credit Lender and hold the Agent and each Revolving Credit Lender harmless from and against any and all losses or expenses which the Agent or any such Revolving Credit Lender may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Libor Loan or failure by that Borrower to complete a borrowing of, a prepayment of or conversion of or to, a Libor Loan after notice thereof has been given, including, but not limited to, any interest payable by the Agent or such Revolving Credit Lender to sources of funds obtained by it in order to make or maintain its Libor Loans hereunder. In the absence of manifest error, a certificate as to any such additional amounts payable pursuant to this Section shall be conclusive.

A.             Interest on Revolving Credit Loans.

1. Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless either:

a) Timely notice is given (as provided in Section ) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Libor Loan (it being agreed that no Libor Loan may be requested for any Interest Period which commences prior to August 15, 2000); or

b)                  The subject Revolving Credit Loan is an OverAdvance.

2. Each Revolving Credit Loan, to the extent that it consists of an OverAdvance, shall bear interest at the OverAdvance Margin.

3. Each Revolving Credit Loan which consists of a Libor Loan shall bear interest at the Libor Rate.

4. Subject to, and in accordance with, the provisions of this Loan Agreement, the Lead Borrower may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Libor Rate as specified from time to time by the Lead Borrower.

5. The Lead Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are any Libor Loans outstanding prior to August 15, 2000, nor thereafter more than four (4) Libor Rates applicable to the Revolving Credit Loans at any one time.
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World of Science IBJ Whitehall Retail Finance
Page 26

6. The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

a)                  On the applicable Interest Payment Date for that Revolving
Credit Loan.

b)                  On the Termination Date and on the End Date.

c) Following the occurrence of any Event of Default, with such frequency as may be determined by the Agent.

7. Following the occurrence of any Event of Default (and whether or not the Agent exercises the Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Agent or at the instruction of the Super Majority Lenders at the following rates:

a) All Revolving Credit Loans, except to the extent that they constitute OverAdvances: At the aggregate of the interest rate then applicable from time to time to Base Margin Loans plus Two Percent (2%) per annum.

b) All Revolving Credit Loans, to the extent that they constitute OverAdvances: At the aggregate of the interest rate applicable from time to time to OverAdvances plus Two Percent (2%) per annum.

A.             Revolving Credit Commitment Fee.

1. In consideration of the commitment to make loans and advances to the Borrowers under the Revolving Credit, and to maintain sufficient funds available for such purpose, there has been earned and the Borrowers shall pay the "Revolving Credit Commitment Fee" (so referred to herein) in the amount and payable as provided in the Fee Letter.

2. Upon the termination of the Revolving Credit and upon the occurrence of any Event of Default described in Section and at the option of the Agent upon the occurrence of any other Event of Default, any remaining installments of the Revolving Credit Commitment Fee shall be immediately due and payable.

A. OverAdvance Facility Fee. On the first day of each month following any month during which any Revolving Credit Loan is made under, or is outstanding under, the OverAdvance Facility, the Borrowers shall pay a fee of $5,000.00.

A. Agent's Fee. In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent the "Agent's Fee" at the times and in the amounts as set forth the Fee Letter.

A. Unused Line Fee. In addition to any other fee to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent the "Unused Line Fee" (so referred to herein) of 0.25% per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the aggregate of the unpaid principal balance of the Loan Account (including any SwingLine

World of Science IBJ Whitehall Retail Finance
Page 27

Loans) and the undrawn Stated Amount of L/C's outstanding during the relevant period. The Unused Line Fee shall be paid in arrears, on the first day of each quarter after the execution of this Loan Agreement and on the Termination Date.

A.             Early Termination Fee.

1. In the event that the Termination Date occurs, for any reason, prior to the Maturity Date, the Borrowers shall pay to the Agent, for the ratable benefit of the Revolving Credit Lenders, the "Revolving Credit Early Termination Fee" (so referred to herein) consisting of the following percentage of the Revolving Credit Ceiling:

        Early Termination Fee as Percentage of Revolving Credit Ceiling

----------------------------------------------------------------------------------------------------
Date                      Unless Early              Unless Early              Unless Early
                          Termination Is            Termination Is            Termination Is
                          Contemporaneous with      Contemporaneous with      Contemporaneous with
                          Qualified Refinancing     Qualified Refinancing     IWRF Refinancing
                          or IWRF Refinancing
----------------------------------------------------------------------------------------------------
On or Prior to March     2.0%                       1.5%                      0.0%
31, 2001
----------------------------------------------------------------------------------------------------
After March 31, 2001     1.5%                       1.0%                      0.0%
and on or prior to
March 31, 2002
----------------------------------------------------------------------------------------------------
After March 31, 2002     1.0%                       1.0%                      1.0%
----------------------------------------------------------------------------------------------------

1.             The Lead Borrower, in conjunction with its providing of ninety
(90) days irrevocable notice of the setting of the Termination Date, may (but shall not be obligated to) give the Agent the opportunity of last refusal to provide the Borrowers with a working capital facility to refinance the Revolving Credit on terms which are equal to or better than the most favorable bona fide proposal for working capital which the Borrower shall have obtained in anticipation of the early termination of the Revolving Credit.

a) Such right of last refusal may be exercised by the Agent within fifteen (15) days following receipt by the Agent of written notice from the Lead Borrower, with reasonable detail, of the terms of such bona fide proposal (which reasonable detail may consist of a copy of the subject proposal).

b)                  In the event that

(1)            the Agent fails to exercise its right of last refusal; and

(2) no Event of Default occurs earlier than the date set as the Termination Date by the Lead Borrower's irrevocable written notice to the Agent; and

(3) the Borrowers, on the date set as the Termination Date by the Lead Borrower's irrevocable written notice to the Agent (or such earlier date to which the Agent may agree)

          actually refinances the Revolving Credit on terms which are identical to or better than those outlined in the bona fide proposal, a copy of which had

World of Science IBJ Whitehall Retail Finance
Page 28

          been provided to the Agent pursuant to Section, then such refinancing shall constitute a "Qualified Refinancing.".

A. Concerning Fees. The Borrowers shall not be entitled to any credit, rebate or repayment of any fee earned by the Agent or any Revolving Credit Lender pursuant to this Loan Agreement or any Loan Document notwithstanding any termination of this Loan Agreement or suspension or termination of the Agent's and any Revolving Credit Lender's respective obligation to make loans and advances hereunder.

A.             Agent's and Revolving Credit Lenders' Discretion.

1. Each reference in the Loan Documents to the exercise of discretion or the like by the Agent or any Revolving Credit Lender shall be to such Person's exercise of its judgment, in good faith (which shall be presumed), based upon such Person's consideration of any such factors as the Agent or that Revolving Credit Lender, taking into account information of which that Person then has actual knowledge, believes:

a) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Agent's Collateral Interests therein, or the amount which the Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Agent's realizing upon the Collateral and likely Costs of Collection).

b) Indicates that any report or financial information delivered to the Agent or any Revolving Credit Lender by or on behalf of any Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Loan Agreement.

c) Suggests an increase in the likelihood that any Borrower will become the subject of a bankruptcy or insolvency proceeding.

d)                  Suggests that any Borrower is In Default.

2. In the exercise of such judgement, the Agent and each Revolving Credit Lender also may take into account any of the following factors:

a) Those included in, or tested by, the definitions of "Eligible Inventory" and "Cost".

b) The current financial and business climate of the industry in which each Borrower competes (having regard for that Borrower's position in that industry).

c) General macroeconomic conditions which have a material effect on the Borrowers' cost structure.

d)                  Material changes in or to the mix of the Borrowers'
Inventory.

e) Seasonality with respect to the Borrowers' Inventory and patterns of retail sales.

f) Such other factors as the Agent and each Revolving Credit Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrowers.

World of Science IBJ Whitehall Retail Finance
Page 29

3. The burden of establishing the failure of the Agent or any Revolving Credit Lender to have acted in a reasonable manner in such Person's exercise of such discretion shall be the Borrowers' and may be made only by clear and convincing evidence.

A.             Procedures For Issuance of L/C's.

1. The Lead Borrower may request that the Agent cause the issuance by the Issuer of L/C's for the account of any Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Agent.

2. The Agent will endeavor to cause the issuance of any L/C so requested by the Lead Borrower, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section and if so issued:

a) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Two Million Dollars and No Cents ($2,000,000.00).

b) The expiry of the L/C is not later than the earlier of Thirty (30) days prior to the Maturity Date or the following:

(1)            Standby's: One (1) year from initial issuance.

(2)            Documentary's: Sixty (60) days from issuance.

c)                  An Overloan will not result from the issuance of the subject
L/C.

3. Each Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

4. There shall not be any recourse to, nor liability of, the Agent or any Revolving Credit Lender on account of

a)                  Any delay or refusal by an Issuer to issue an L/C;

b) Any action or inaction of an Issuer on account of or in respect to, any L/C.

5. The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Agent, without the request of any Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which any Borrower, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not any Borrower is InDefault or such advance would result in an Overloan. Such action shall not constitute a waiver of the Agent's rights under Section hereof.

A.             Fees For L/C's.

1. The Borrowers shall pay to the Agent a fee, on account of L/C's, the issuance of which had been procured by the Agent, monthly in arrears, and on the Termination Date and on the End Date, equal to 2.25% per annum of the weighted average Stated Amount of all L/C's outstanding during the period in respect of which such fee is being paid except that, following the occurrence of any Event of Default, such fee shall be increased by two percent (2%) per annum.

World of Science IBJ Whitehall Retail Finance
Page 30

2. In addition to the fee to be paid as provided in Subsection, above, the Borrowers shall pay to the Agent (or to the Issuer, if so requested by the Agent), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

3.             If any change in Applicable Law shall either:

a) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

b) impose on any Issuer any other condition or requirements relating to any such letters of credit;

and the result of any event referred to in Section or, above, shall be to increase the cost to any Revolving Credit Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Revolving Credit Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Agent and delivery by the Agent to the Lead Borrower of a certificate of an officer of the subject Revolving Credit Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Revolving Credit Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Agent, from time to time as specified by the Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost. Any Revolving Credit Lender's or any Issuer's determination of costs incurred under Section or, above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Revolving Credit Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers.

A.             Changed Circumstances.

1. The Agent may advise the Lead Borrower that the Agent has made the good faith determination (which determination shall be final and conclusive) of any of the following:

a) Adequate and fair means do not exist for ascertaining the rate for Libor Loans.

b) The continuation of or conversion of any Revolving Credit Loan to a Libor Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Agent or any Revolving Credit Lender with Applicable Law.

c) The indices on which the interest rates for Libor Loans are based shall no longer represent the effective cost to IBJ Whitehall Bank for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

World of Science IBJ Whitehall Retail Finance
Page 31

2. In the event that the Agent advises the Lead Borrower of an occurrence described in Section, then, until the Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:

a) All affected Revolving Credit Loans shall thereafter bear interest at the Base Margin Rate.

b) The obligation of the Agent or each Revolving Credit Lender to make loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

c) Any notice which the Lead Borrower had given the Agent with respect to any Libor Loan, the time for action with respect to which has not occurred prior to the Agent's having given notice pursuant to Section, shall be deemed at the option of the Agent to not having been given.

A.             Designation of Lead Borrower as Borrowers' Agent.

1. Each Borrower hereby designates the Lead Borrower as that Borrower's agent to obtain loans and advances under the Revolving Credit, the proceeds of which shall be available to each Borrower for those uses set forth in Section. As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and each Revolving Credit Lender on account of loans and advances so made under the Revolving Credit as if made directly by the Revolving Credit Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Lead Borrower and of any Borrower.

2. The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested a Revolving Credit Loan.

3. The proceeds of each loan and advance provided under the Revolving Credit which is requested by the Lead Borrower shall be deposited into the Operating Account or as otherwise indicated by the Lead Borrower. The Lead Borrower shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf such loan and advance was obtained. Neither the Agent nor any Revolving Credit Lender shall have any obligation to see to the application of such proceeds.

4. Notwithstanding anything to the contrary in this Section , each Borrower shall be jointly and severally liable for all Liabilities.

A.             Lenders' Commitments.

1. Subject to Section (which Section provides for assignments and assumptions of commitments), each Revolving Credit Lender's "Revolving Credit Percentage Commitment" and "Revolving Credit Dollar Commitment" (respectively so referred to herein) are set forth on EXHIBIT, annexed hereto.

2. The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of the lesser of the following:

World of Science IBJ Whitehall Retail Finance
Page 32

a) That Revolving Credit Lender's Revolving Credit Commitment Percentage of the subject loan or advance or of Availability.

b)                  that Revolving Credit Lender's Revolving Credit Dollar
Commitment.

3. No Revolving Credit Lender shall have any liability to the Borrowers on account of the failure of any other Revolving Credit Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

4. The Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities of the Revolving Credit Lenders may be changed, from time to time by the reallocation or assignment of Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages amongst the Revolving Credit Lenders or with other Persons who determine to become "Revolving Credit Lenders", provided, however unless an Event of Default has occurred (in which event, no consent of any Borrower is required) any assignment to a Person not then a Revolving Credit Lender shall be subject to the prior consent of the Lead Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Lead Borrower provides the Agent with written objection, not more than Five (5) Business Days after the Agent shall have given the Lead Borrower written notice of a proposed assignment).

5. Upon written notice given the Lead Borrower from time to time by the Agent, of any assignment or allocation referenced in Section:

a) Each Borrower shall execute one or more replacement Revolving Credit Notes to reflect such changed Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Agent (which promptly thereafter shall deliver to the Lead Borrower the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Agent's certificate confirming the resulting Revolving Credit Dollar Commitments and Revolving Credit Percentage Commitments.

b) Such change shall be effective from the effective date specified in such written notice and any Person added as a Revolving Credit Lender shall have all rights, privileges, and obligations of a Revolving Credit Lender hereunder thereafter as if such Person had been a signatory to this Loan Agreement and any other Loan Document to which a Revolving Credit Lender is a signatory and any Person removed as a Revolving Credit Lender shall be relieved of any obligations or responsibilities of a Revolving Credit Lender hereunder thereafter.


I.        .    Conditions Precedent:

     As a condition to the effectiveness of this Loan Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of

World of Science IBJ Whitehall Retail Finance
Page 33

the documents respectively described in Sections through and including, (each in form and substance satisfactory to the Agent) shall have been delivered to the Agent, and the conditions respectively described in Sections through and including, shall have been satisfied:

A.             Corporate Due Diligence.

1. Certificates of corporate good standing for each Borrower, respectively issued by the Secretary of State for the State in which that Borrower is incorporated.

2. Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the business of each Borrower conducted or assets owned by each Borrower could require such qualification.

3. Certificates of each Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

A. Opinion. An opinion of counsel to the Borrowers in form and substance satisfactory to the Agent.

A. Additional Documents. Such additional instruments and documents as the Agent or its counsel reasonably may require or request including, without limitation, the following:

1. Satisfactory background checks on the Lead Borrower's key management personnel.

2. Satisfactory reconciliation of the Borrowers' year end physical inventory to its general ledger and stock ledger balances.

3. Satisfactory evidence of the filing of the Borrowers' tax returns on account of which the Tax Refunds are anticipated and of an opinion of the Borrowers' accountants which reflects a high confidence of the validity of the Borrowers' claims to the Tax Refunds.

A. Officers' Certificates. Certificates executed by the President and the Chief Financial Officer of the Lead Borrower and stating that the representations and warranties made by the Borrowers to the Agent and the Revolving Credit Lenders in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

A. Representations and Warranties. Each of the representations made by or on behalf of each Borrower in this Loan Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on

World of Science IBJ Whitehall Retail Finance
Page 34

behalf of each Borrower shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

A. Minimum Day One Availability. After giving effect to the first funding under the Revolving Credit; all checks (if any) written by any Borrower and then being held in the possession of any Borrower (i.e. "held checks"); accounts payable which are beyond credit terms then accorded the Borrowers (other than those (if any) which, in the ordinary course of the Borrower's business, have gone beyond normal credit terms on account of a bona fide dispute or adjustment or on account of a delay in the issuance, by the creditor, of an offsetting credit); overdrafts (excluding float, in the ordinary course of business); any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, such establishment, Availability shall not be less than $1,300,000.00.

A. All Fees and Expenses Paid. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Agent in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Agent) shall have been paid in full.

A.             No Borrower InDefault.  No Borrower shall be InDefault.

A. No Adverse Change. No event shall have occurred or failed to occur, which occurrence or failure is having or could have a materially adverse effect upon any Borrower's financial condition when compared with such financial condition at the close of the Borrowers' Fiscal 1999 on January 29, 2000.

A. Payoff Letter/Termination Statements. The Agent shall have received a payoff letter from the Borrowers' existing lender, in form and substance satisfactory to the Agent, concerning the amounts necessary to satisfy all obligations to such lender, including, without limitation, an agreement by said lender therein to provide all necessary UCC-3 Termination Statements and other Collateral discharges as the Agent may request from time to time.

No document shall be deemed delivered to the Agent or any Revolving Credit Lender until received and accepted by the Agent at its head offices in Braintree, Massachusetts. Under no circumstances shall this Loan Agreement take effect until executed and accepted by the Agent at said head office.

I.        .    General Representations, Covenants and Warranties:

     To induce each Revolving Credit Lender to establish the credit facility contemplated herein and to induce the Revolving Credit Lenders to provide loans and
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World of Science IBJ Whitehall Retail Finance
Page 35

advances under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrowers, in addition to all other representations, warranties, and covenants made by any Borrower in any other Loan Document, make those representations, warranties, and covenants included in this Article of the Loan Agreement.

A. Payment and Performance of Liabilities. The Borrowers shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

A.             Due Organization. Corporate Authorization. No Conflicts.

1. Each Borrower presently is and hereafter shall remain in good standing as a corporation under the laws of the State of its incorporation, as set forth in the Introduction to this Loan Agreement and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of each Borrower's assets or operation of each Borrower's business, such qualification may be necessary, except where the failure to so qualify would have no more than a de minimis adverse effect on the business or a assets of any Borrower.

2. Each Affiliate is listed on EXHIBIT, annexed hereto. The Lead Borrower shall provide the Agent with prior written notice of any entity's becoming or ceasing to be an Affiliate.

3. No Borrower shall not change its State of incorporation nor its taxpayer identification number.

4. Each Borrower has all requisite corporate power and authority to execute and deliver all Loan Documents to which that Borrower is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

5. The execution and delivery by each Borrower of each Loan Document to which it is a party; each Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Borrower to secure the Liabilities); each Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

a)                  Have been duly authorized by all necessary corporate action.

b) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of that Borrower.

c) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of that Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

6. The Loan Documents have been duly executed and delivered by each Borrower and are the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.
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World of Science IBJ Whitehall Retail Finance
Page 36

A.             Trade Names.

1.             EXHIBIT, annexed hereto, is a listing of:

a) All names under which any Borrower ever conducted its business.

b) All Persons with whom any Borrower ever consolidated or merged, or from whom any Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such Person's assets.

2. The Lead Borrower will provide the Agent with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to any Borrower's name from that under which that Borrower is conducting its business at the execution of this Loan Agreement and will not effect such change unless each Borrower is then in compliance with all provisions of this Loan Agreement.

A.             Infrastructure.

1. Each Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted as described in the Business Plan.

2. Each Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for that Borrower's conduct of that Borrower's business.

3. The conduct by each Borrower of that Borrower's business does not presently infringe (nor will any Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

A. Indebtedness. No Borrower has, and none shall have any Indebtedness with the exceptions of:

1.             Any Indebtedness on account of the Revolving Credit.

2.             The Indebtedness (if any) listed on EXHIBIT, annexed hereto.

A. Licenses. Each license, distributorship, franchise, and similar agreement issued to, or to which any Borrower is a party is in full force and effect. No party to any such license or agreement is in default or violation thereof. No Borrower has received any notice or threat of cancellation of any such license or agreement.

A.             Leases.

1. EXHIBIT, annexed hereto, is a schedule of all presently effective Leases and Capital Leases. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such
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World of Science IBJ Whitehall Retail Finance
Page 37

Lease or Capital Lease. No Borrower has received any notice or threat of cancellation of any such Lease or Capital Lease.

2. No Borrower will amend any Lease except where such amendment or termination is favorable to that Borrower

3. The Borrowers may open and close the following number of Permanent Stores during their Fiscal 2000 and such number of Permanent Stores for Fiscal years thereafter as the Agent may reasonably determine following its review of the Borrower's Business Plan for the relevant Fiscal year provided pursuant to Section:

a)                  Open: Up to 4 Permanent Stores.

b)                  Close: Up to 10 Permanent Stores.

4. The Borrowers may have up to the following number of Season Stores open during the following periods in their Fiscal 2000 and such number of Seasonal Stores for Fiscal years thereafter as the Agent may reasonably determine following its review of the Borrower's Business Plan for the relevant Fiscal year provided pursuant to Section:

a)                  February 1 to July 31:   Up to 25 Seasonal Stores.

b)                  August 1 to January 31:  Up to 70 Seasonal Stores.

A. Requirements of Law. Each Borrower is in compliance, in all material respects with, and shall hereafter comply with and use its assets in compliance in all material respects with, all Requirements of Law except where the failure of such compliance would have not more than a de minimis adverse effect on the Borrowers' business or assets. No Borrower has received any notice of any violation of any Applicable Law (other than of a violation which has no more than a de minimis adverse effect on the Borrowers' business or assets), which violation has not been cured or otherwise remedied.

A.             Labor Relations.

1. No Borrower has been, and none is presently a party to any collective bargaining or other labor contract.

2. There is not presently pending and, to any Borrower's knowledge, there is not threatened any of the following:

a) Any strike, slowdown, picketing, work stoppage, or employee grievance process.

b) Any proceeding against or affecting any Borrower relating to the alleged violation of any Applicable Law pertaining to labor relations or employment practices.

c) Any lockout of any employees by any Borrower, (and no such action is contemplated by any Borrower).

d) Any application for the certification of a collective bargaining agent.

3. No event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute.
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World of Science IBJ Whitehall Retail Finance
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4.             Each Borrower has complied in all material respects with all
Applicable Law pertaining to labor relations or employment practices.


A. Taxes. With respect to each Borrower's federal, state, and local tax liabilities and obligations:

1. That Borrower, in compliance with Applicable Law, has properly filed all returns due to be filed up to the date of this Loan Agreement.

2.             Except as described on EXHIBIT,

a) at no time has any Borrower received from any taxing authority any request to perform any examination of or with respect to that Borrower nor written or verbal notice in any way relating to any claimed failure by that Borrower to comply with Applicable Law concerning payment of any taxes or other amounts in the nature of taxes.

b) No agreement is extant which waives or extends any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect any taxes or obligations in the nature of taxes.

3. Each Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against that Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of that Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon that Borrower by reason of withholding from employees' pay or by reason of that Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by that Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom that Borrower is obligated to so file.

A.             The Tax Refunds.

1. A Tax Refund shall not be included in the Borrowing Base unless the Lead Borrower has provided the Agent either:

a) with a copy of and proof of the filing, with the appropriate governmental authority, of all materials requisite to establish its entitlement to that Tax Refund; or

b) written confirmation from the Lead Borrower's accountants which confirms such accountants' high confidence in the Borrowers' entitlement to the Tax Refund and the likelihood of its being paid, without any claim or set-off, within a reasonable period of time after the filing for the relevant Tax Refund.

2. The Lead Borrower shall diligently and expeditiously, in good faith, and by appropriate procedures, prosecute its collection of the Tax Refunds in compliance with all Applicable Laws.

3.             The Lead Borrower shall:
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World of Science IBJ Whitehall Retail Finance
Page 39

a) provide the Agent, when received by the Lead Borrower or when filed or submitted on behalf of the Lead Borrower, all papers, correspondence, and communications with respect to the Tax Refunds; and

b) provide the Agent with written advice (with reasonable particularity) of any material event or occurrence with respect to any Tax Refund.

4. The Borrowers will not compromise or settle any Tax Refund without the prior written consent of the Agent (which consent will not be unreasonably withheld or delayed) where, as a result of such compromise or settlement, the percentage of the subject Tax Refund which would be realized by the Borrowers would be less than the Tax Refund Advance Rate.

5.             The Borrowers, following  the occurrence of any Event of Default,

a) will permit the Agent, at the Agent's option, to the exclusion of the Borrowers, to negotiate, prosecute, settle or compromise each Tax Refund claim and for such purpose hereby appoint the Agent as the Borrowers' attorney in fact to negotiate, prosecute, settle, and compromise such Tax
Refund claim and to endorse in favor of the Agent any and all drafts and other instruments with respect to such Tax Refund;

b) will execute such Powers of Attorney as the Internal Revenue Service or any other taxing authority may require with respect to the Agent's exercise of its rights set forth in Section, which appointment, being coupled with an interest, is irrevocable until this Loan Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent.

6. A claim shall cease to be a "Tax Refund" at the earliest of the following:

a) Failure to have filed for the subject Tax Refund within30 days of its having been included in the Borrowing Base.

b)                  Receipt of payment of all or any part of that Tax Refund.

c)                  Disallowance of the claim by the relevant tax authority.

d) Failure by the Lead Borrower diligently and expeditiously to prosecute the relevant claim by appropriate procedures.

e)                  Abandonment of the claim by the Lead Borrower.

f) Failure of the Borrowers to file all required tax returns (with respect to the federal government and those States for which a Tax Refund has been sought) on or before April 15, 2000 and to provide the Agent (within Three (3) Business Days after such filing) with true and correct copies of all such tax returns.

g)                  July 31, 2000.

A. No Margin Stock. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.
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World of Science IBJ Whitehall Retail Finance
Page 40

A.             ERISA.

1.             Neither any Borrower nor any ERISA Affiliate has ever:

a) Violated or failed to be in full compliance with any Borrower's Employee Benefit Plan.

b) Failed timely to file all reports and filings required by ERISA to be filed by any Borrower.

c) Engaged in any nonexempt "prohibited transactions" or "reportable events" (respectively as described in ERISA).

d) Engaged in, or commit, any act such that a tax or penalty reasonably could be imposed upon any Borrower on account thereof pursuant to ERISA.

e) Accumulated any material cumulative funding deficiency within the meaning of ERISA.

f) Terminated any Employee Benefit Plan such that a lien could be asserted against any assets of any Borrower on account thereof pursuant to ERISA.

g) Been a member of, contributed to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

2. Neither any Borrower nor any ERISA Affiliate shall ever engage in any action of the type described in Section.

A.             Hazardous Materials.

1. No Borrower has ever been alleged to have been legally responsible for any release or threat of release of any Hazardous Material.

2. Each Borrower shall dispose of any Hazardous Material only in compliance with all Environmental Laws.

A.             Litigation.   Except as described in EXHIBIT, annexed hereto,
there is not presently pending or threatened by or against any Borrower any suit, action, proceeding, or investigation which, if determined adversely to any Borrower, would have more than a de minimis adverse effect upon a Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

A.             Dividends. Investments. Corporate Action. No Borrower shall:

1. Pay any cash dividend or make any other distribution in respect of any class of that Borrower's capital stock.

2. Except for a Permissible Redemption, own, redeem, retire, purchase, or acquire any of any Borrower's capital stock.

3. Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any Person.

4. Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.
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World of Science IBJ Whitehall Retail Finance
Page 41

5. Consolidate any of that Borrower's operations with those of any other Person other than of another Borrower.

6.             Organize or create any Affiliate.

7. Subordinate any debts or obligations owed to that Borrower by any third party to any other debts owed by such third party to any other Person.

8. Acquire any assets other than in the ordinary course and conduct of that Borrower's business as conducted at the execution of this Loan Agreement or as permitted by Section.

A. Loans. No Borrower shall make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

1. Advance payments made to that Borrower's suppliers in the ordinary course.

2. Advances to that Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of that Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by that Borrower.

A. Line of Business. No Borrower shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan).

A. Affiliate Transactions. No Borrower shall make any payment, nor give any value to any Affiliate except for goods and services actually purchased by that Borrower from, or sold by that Borrower to, such Affiliate for a price and on terms which shall

1. be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

2. be no less favorable to that Borrower than those which would have been charged and imposed in an arms length transaction.

A.             Adequacy of Disclosure.

1. All financial statements furnished to the Agent and to each Revolving Credit Lender by each Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrowers at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the Consolidated financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, other than changes in the ordinary course of
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World of Science IBJ Whitehall Retail Finance
Page 42

business, which changes have not been materially adverse, either singularly or in the aggregate.

2. At the date of this Loan Agreement, no Borrower had any contingent obligations or obligation under any Lease or Capital Lease not disclosed on those of the above referenced financial statements on which, under GAAP, such disclosure is required.

3. No document, instrument, agreement, or paper now or hereafter given the Agent and to each Revolving Credit Lender by or on behalf of each Borrower or any guarantor of the Liabilities in connection with the execution of this Loan Agreement by the Agent and each Revolving Credit Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to any Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of any Borrower or any such guarantor which has not been disclosed in writing to the Agent and to each Revolving Credit Lender.

A. No Restrictions on Liabilities. No Borrower shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, any Borrower's:

1. Creation of, and granting of Collateral Interests in favor of the Agent.

2.             Incurrence of Liabilities.

A. Other Covenants. No Borrower shall indirectly do or cause to be done any act which, if done directly by that Borrower, would breach any covenant contained in this Loan Agreement.


I.        .    Financial Reporting and Performance Covenants:

A.             Maintain Records.  The Borrowers shall:

1. At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrowers' financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Borrowers at the close of, and its results of operations for, the periods in question.

2. Timely provide the Agent with those financial reports, statements, and schedules required by this Article or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Borrowers at the close of, and the results of operations for, the period(s) covered therein.
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World of Science IBJ Whitehall Retail Finance
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3.             At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

4. At all times, retain independent certified public accountants who are reasonably satisfactory to the Agent and instruct such accountants to fully cooperate with, and be available to, the Agent to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Agent.

5.             Not change any Borrower's Fiscal Year.

A.             Access to Records.

1. Each Borrower shall accord the Agent with access from time to time as the Agent may require to all properties owned by or over which any Borrower has control. The Agent shall have the right, and each Borrower will permit the Agent from time to time as Agent may request, to examine, inspect, copy, and make extracts from any and all of the Borrowers' books, records, electronically stored data, papers, and files. Each Borrower shall make all of that Borrower's copying facilities available to the Agent.

2.             Each Borrower hereby authorizes the Agent to:

a) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Agent with respect thereto.

b) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Borrower's computer billing companies, collection agencies, and accountants and to sign the name of each Borrower on any notice to each Borrower's Account Debtors or verification of the Collateral.

3. The Agent from time to time may designate one or more representatives to exercise the Agent's rights under this Section as fully as if the Agent were doing so.

A.             Immediate Notice to Agent.

1. The Lead Borrower shall provide the Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

a) Any change in any Borrower's President, chief executive officer, chief operating officer, and chief financial officer (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles).
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World of Science IBJ Whitehall Retail Finance
Page 44

b) Any ceasing of any Borrower's making of payment, in the ordinary course, to any of its creditors (other than its ceasing of making of such payments on account of a de minimis dispute).

c) The occurrence of any default, and the expiry of any applicable grace period, on any Lease of any Borrower.

d) Any material adverse change in the business, operations, or financial affairs of any Borrower.

e)                  Any Borrower's becoming InDefault.

f) Any intention on the part of any Borrower to discharge that Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection).

g) Any litigation which, if determined adversely to any Borrower, might have a material adverse effect on the financial condition of that Borrower.

2.             The Lead Borrower shall:

a) Provide the Agent, when so distributed, with copies of any materials distributed to the shareholders of the Lead Borrower (qua such shareholders).

b)                  Provide the Agent:

(1)                 When filed, copies of all filings with the SEC.

(2) When received, copies of all correspondence from the SEC, other than routine non-substantive general communications from the SEC.

c) Add the Agent as an addressee on all mailing lists maintained by or for each Borrower.

d) At the request of the Agent, from time to time, provide the Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

e) Provide the Agent, when received by any Borrower, with a copy of any management letter or similar communications from any accountant of any Borrower.

A. Borrowing Base Certificate. The Lead Borrower shall provide the Agent by 11:30a.m., daily, with a Borrowing Base Certificate in form designated from time to time by the Agent. Such Certificate may be sent to the Agent by facsimile transmission, provided that the original thereof is forwarded to the Agent on the date of such transmission.

A. Weekly Reports. Weekly, on Tuesday of each week (as of the then immediately preceding Saturday) the Lead Borrower shall provide the Agent with a sales audit report and a flash collateral report (each in such form as may be specified from time to time by the Agent). Such report may be sent to the Agent by facsimile transmission, provided that the original thereof is forwarded to the Agent on the date of such transmission.

A.             Monthly Reports.
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World of Science IBJ Whitehall Retail Finance
Page 45

1. Monthly, the Lead Borrower shall provide the Agent with original counterparts of the following (each in such form as the Agent from time to time may specify):

a)                  Within Fifteen (15) days of the end of the previous month:

(1) A "Stock Ledger Inventory Report" and a Certificate (signed by the Lead Borrower's President, Chief Financial Officer, or Controller) concerning the Borrowers' Inventory.

(2) A Balance to Purchase Report on which is shown whether inventory levels are adequate to meet sales forecasts.

b)                  Within Thirty (30) days of the end of the previous month:

(1) Reconciliation of the above described Report and Inventory Certificate (Section) to Availability and to the general ledger as of the end of the subject month.

(2) A reconciliation between the Borrowers' stock ledger and their general ledger.

(3) A schedule of purchases from the Borrowers' ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Agent and shall include year to date cumulative purchases and an aging of payables to each such vendor.

(4)                 An aging of the Borrowers' accounts payable.

(5)                 A Report of Store Openings and Closings.

(6)                 The officer's compliance certificate described in Section.

(7) An internally prepared financial statement of the Borrowers' Consolidated financial condition and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a store "consolidated" basis), cash flow and comparison of same store sales for the corresponding month of the then immediately previous year, as well as to the Business Plan.

2.             For purposes of Sections, above, and, above, the first
"previous month" in respect of which the items respectively required by those Sections shall be the month prior to that which dates this Loan Agreement, except that the first group of items required to be provided pursuant to Section shall be included with those provided pursuant to Section; thereafter, those items shall be provided in accordance with the requirements of Section.

A. Quarterly Reports. Quarterly, within Forty Five (45) days following the end of each of the Borrowers' first three fiscal quarters, the Lead Borrower shall provide the Agent with the following:

1. An original counterpart of a management prepared financial statement of the Borrowers for the period from the beginning of the Borrowers' then current Fiscal Year through the end of the subject quarter, with comparative information for the same period of the previous Fiscal Year, which statement shall include, at a minimum, a balance sheet, income statement (on a store "consolidated" basis), statement
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World of Science IBJ Whitehall Retail Finance
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of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.

2.             The officer's compliance certificate described in Section

A.             Annual Reports.

1. Annually, within ninety (90) days following the end of the Borrowers' Fiscal Year, the Lead Borrower shall furnish the Agent with the following:

a) An original signed counterpart of the Borrowers' annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Lead Borrower independent certified public accountants (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior Fiscal Year) a balance sheet, income statement, statement of changes in shareholders' equity, cash flows, and schedules of consolidation.

b)                  The officer's compliance certificate described in Section.

2. No later than the earlier of Fifteen (15) days prior to the end of each of the Borrowers' Fiscal Years or the date on which such accountants commence their work on the preparation of the Borrowers' annual financial statement, the Lead Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Agent) that:

a) Such annual financial statement will be delivered by the Lead Borrower to the Agent (for subsequent distribution to each Revolving Credit Lender).

b) It is the primary intention of the Borrowers, in its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article.

c) The Lead Borrower has been advised that the Agent and each Revolving Credit Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Loan Agreement.

3. Each annual statement shall be accompanied by such accountant's Certificate indicating that, in conducting the audit for such annual statement, nothing came to the attention of such accountants to believe that any Borrower is InDefault (or that if any Borrower is InDefault, the facts and circumstances thereof).

A. Officers' Certificates. The Lead Borrower shall cause the Lead Borrower's President, Chief Financial Officer, or Controller, respectively to provide such Person's Certificate with those monthly statements required pursuant to Section, quarterly, and annual statements to be furnished pursuant to this Loan Agreement, which Certificate shall:

1. Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the Consolidated financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, subject, however to the following:
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World of Science IBJ Whitehall Retail Finance
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a)                  Usual year end adjustments (this exception shall not be
included in the Certificate which accompanies such annual statement).

b) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section.

2. Indicate either that (i) no Borrower is InDefault, or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrowers to be taken on account thereof.

3. Include calculations concerning the Borrowers' compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section hereof.

A.             Inventories, Appraisals, and Audits.

1. The Borrowers, at their own expense, shall cause physical inventories to be conducted in a manner consistent with the Borrowers' practices and methodology employed during Fiscal 1999 and the results of such inventories provided to the Agent, as follows:

a) Not less than the following number in each twelve (12) month period during which this Loan Agreement is in effect:

(1)                 Warehouse: 2.

(2)                 Permanent Stores: 1.

(3)  Seasonal Stores which are open for 6 or more consecutive months: 1.

(4)  Seasonal Stores which are open for less than 6 consecutive months: 0.

          The spacing of such inventories shall be subject to the Agent's reasonable discretion, having due regard for the Borrowers' past practices in that regard.

a) The Lead Borrower shall provide the Agent with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) within twenty (20) days following the completion of such inventory.

b) The Lead Borrower, within thirty-five (35) days following the completion of such inventory, shall provide the Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) and shall post such results to the Borrowers' stock ledger and, as applicable to the Borrowers' other financial books and records.

c) The Agent, in its discretion, if any Borrower is InDefault, may cause such additional inventories to be taken as the Agent determines (each, at the expense of the Borrowers).

2. The Agent may obtain not more than 3 appraisals of the Collateral, from time to time (in all events, at the Borrowers' expense) in each twelve (12) month period during which this Loan Agreement is in effect (of which one shall be
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of limited scope) conducted by such appraisers as are satisfactory to the Agent and may obtain additional such appraisals (each, at the Borrowers' expense) if any Borrower is InDefault.

3. The Agent may obtain not more than 3 commercial field examinations of the Borrowers' books and records from time to time (in all events, at the Borrowers' expense) in each twelve (12) month period during which this Loan Agreement is in effect and may obtain additional such examinations (each, at the Borrowers' expense) if any Borrower is InDefault.

4. The Agent from time to time (in all events, at the Borrowers' expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrowers' business premises.

A.             Additional Financial Information.

1. In addition to all other information required to be provided pursuant to this Article, the Lead Borrower promptly shall provide the Agent (and any guarantor of the Liabilities), with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Agent may from time to time request from the Lead Borrower.

2. The Borrowers' Business Plan is annexed hereto as EXHIBIT, which consists of the Borrowers' forecast of the Borrowers' anticipated performance and operating results.

3. The Lead Borrower may provide the Agent, from time to time hereafter, with an updated Business Plan.

4. In all events, the Lead Borrower, no earlier than Ninety (90) nor later than Sixty (60) days prior to the end of each of the Borrowers' Fiscal years, shall provide the Agent with an updated and extended Business Plan, substantially in the same form and utilizing the same methodology as the Business Plan annexed hereto as EXHIBIT, which updated and extended Business Plan shall go out at least through the end of the then next Fiscal year and shall include an income statement, balance sheet, and statement of cash flow, by month, each Consolidated (with consolidating schedules) and each prepared in conformity with GAAP and consistent with the Borrowers' then current practices.

A.             Financial Performance Covenants.

1. The Borrowers shall observe and comply with those financial performance covenants set forth on EXHIBIT for its Fiscal 2000.

2. The Borrowers shall observe and comply with those financial performance covenants for subsequent years as reasonably may be set by the Agent following the Agent's review of the Borrowers' Business Plan for that subsequent year, as provided pursuant to Section, which covenants

a) shall be so set by the Agent utilizing the same methodology as had been used by the Agent in its setting of the financial performance covenants annexed hereto as EXHIBIT); and
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World of Science IBJ Whitehall Retail Finance
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b)                  are agreed to by the Lead Borrower.

          Pending agreement by the Agent and the Lead Borrower on such financial performance covenants for a subsequent year, the Borrowers shall not suffer or permit Availability to be less than $750,000.00.

1. The Agent may determine the Borrowers' compliance with such covenants based upon financial reports and statements provided by the Lead Borrower to the Agent (whether or not such financial reports and statements are required to be furnished pursuant to this Loan Agreement) as well as by reference to interim financial information provided to, or developed by, the Agent.


I.        .    Cash Management. Payment of Liabilities:

A.             Depository Accounts.

1. The Lead Borrower shall deliver the following to the Agent, as a condition to the effectiveness of this Loan Agreement:

a) Notification, executed on behalf of each Borrower, to each depository institution with which any DDA is maintained (other than any Exempt DDA and the Blocked Account), in form satisfactory to the Agent of the Agent's interest in such DDA.

b) A Blocked Account Agreement with any depository institution at which a Blocked Account is maintained.

2. No Borrower will establish any DDA hereafter (other than an Exempt DDA) unless, contemporaneous with such establishment, the Lead Borrower delivers to the Agent notification to the depository at which such DDA is established if the same would have been required pursuant to Section if the subject DDA were open at the execution of this Loan Agreement.

A. Credit Card Receipts. The Lead Borrower shall deliver to the Agent, as a condition to the effectiveness of this Loan Agreement, notification, executed on behalf of each Borrower, to each of each Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Agent), which notice provides that payment of all credit card charges submitted by that Borrower to that clearinghouse or other processor and any other amount payable to that Borrower by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Agent. No Borrower shall change such direction or designation except upon and with the prior written consent of the Agent.

A.             The Concentration, Blocked, and Operating Accounts.

1. The following checking accounts have been or will be established (and are so referred to herein):

a)                  The "Concentration Account" (so referred to herein):
Established by the Agent with IBJ Whitehall Bank.
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World of Science IBJ Whitehall Retail Finance
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b)                  The "Blocked Account" (so referred to herein): Established by the Lead Borrower with IBJ Whitehall Bank.

c)                  The "Operating Account" (so referred to herein):
Established by the Lead Borrower with IBJ Whitehall Bank.

2. The contents of each DDA (other than the Operating Account) and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Agent's property held for the ratable benefit of the Revolving Credit Lenders.

3. The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Agent).

A.             Proceeds and Collections.

1. All Receipts and all cash proceeds of any sale or other disposition of any of each Borrower's assets:

a)                  Constitute Collateral and Proceeds of Collateral.

b)                  Shall be held in trust by the Borrowers for the Agent.

c) Shall not be commingled with any of any Borrower's other funds.

d) Shall be deposited and/or transferred only to the Blocked Account or the Concentration Account.

2. The Lead Borrower shall cause the ACH or wire transfer to the Blocked or the Concentration Account, no less frequently than twice each week (daily if a Borrower is InDefault) (and whether or not there is then an outstanding balance in the Loan Account) of the following:

a) The then contents of each DDA (other than any Exempt DDA), each such transfer to be net of any minimum balance, not to exceed $750.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained).

b) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

3. Whether or not any Liabilities are then outstanding, the Lead Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than twice each week (daily if a Borrower is InDefault), of then entire ledger balance of the Blocked Account, net of such minimum balance, not to exceed $1,000.00, as may be required to be maintained in the Blocked Account by the depository which the Blocked Account is maintained.

4. In the event that, notwithstanding the provisions of this Section, any Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by that Borrower for the Agent and shall not be commingled with any of that Borrower's other funds or deposited in any account of any Borrower other than as instructed by the Agent.
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World of Science IBJ Whitehall Retail Finance
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A.             Payment of Liabilities.

1. On each Business Day, the Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) First, towards the SwingLine Loans and Second, towards the unpaid balance of the Loan Account and all other Liabilities, provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account (but not for purposes of the calculation of Availability) such payment shall be deemed to have been made Two (2) Business Days after such transfer.

2. The following rules shall apply to deposits and payments under and pursuant to this Loan Agreement:

a) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Agent by 2:00PM on that Business Day.

b) Funds paid to the Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Agent by 2:00PM on that Business Day.

c) If notice of a deposit to the Concentration Account (Section) or payment (Section) is not available to the Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

d) All deposits to the Concentration Account and other payments to the Agent are subject to clearance and collection.

3. The Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section, above (less those amount which are to be netted out, as provided therein) provided, however, in the event that

a)                  any Borrower is InDefault; and

b)                  one or more L/C's are then outstanding,

then the Agent may establish a funded reserve of up to 110% of the aggregate Stated Amounts of such L/C's. Such funded reserve shall either be (i) returned to the Lead Borrower provided that no Borrower is InDefault or (ii) applied towards the Liabilities following the occurrence of any Event of Default described in Section or acceleration following the occurrence of any other Event of Default.

A. The Operating Account. Except as otherwise specifically provided in, or permitted by, this Loan Agreement, all checks shall be drawn by the Lead Borrower upon, and other disbursements shall be made by the Lead Borrower solely from, the Operating Account.
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I.        .    Events of Default:

     The occurrence of any event described in this Article respectively shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section , any and all Liabilities shall become due and payable without any further act on the part of the Agent. Upon the occurrence of any other Event of Default, the Agent may, and on the instruction of the SuperMajority Lenders as provided in Section shall, declare any and all Liabilities shall become immediately due and payable. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent or any Revolving Credit Lender and any Borrower and instruments and papers heretofore, now, or hereafter given the Agent or any Revolving Credit Lender by any Borrower.

A. Failure to Pay the Revolving Credit. The failure by any Borrower to pay when due any principal of, interest on, or fees in respect of, the Revolving Credit.

A. Failure To Make Other Payments. The failure by any Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than any payment Liability on account of the principal of or interest on, or fees or charges in respect of, the Revolving Credit.

A. Failure to Perform Covenant or Liability. The failure by any Borrower to promptly, (No Grace Period) punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability included in any of the following provisions hereof:


               Section           Relates to:
               -----------------------------
                     Name Change
                          Indebtedness
                          Pay taxes
                          Dividends.
                          Investments. Other Corporate Actions
                          Affiliate Transactions
               Article    Reporting Requirements and Financial Performance
                          Covenants
               Article    Cash Management

A. Failure to Perform Covenant or Liability. (Grace Period) The failure by any, Borrower within fifteen (15) days following the earlier of any Borrower's knowledge of a breach of any covenant or Liability not described in any of Sections, or or of its receipt of written notice from the Agent of the breach of any of such covenants or Liabilities.

A. Misrepresentation. The determination by the Agent that any representation or warranty at any time made by any Borrower to the Agent or any Revolving Credit Lender was not true or complete in all material respects when given.

A. Acceleration of Other Debt. Breach of Lease. The occurrence of any event such that any Indebtedness of any Borrower to any creditor other than the Agent or any Revolving Credit Lender could be accelerated or, without the
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World of Science IBJ Whitehall Retail Finance
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consent of any Borrower, any Lease (other than of a Seasonal Store) could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

A. Default Under Other Agreements. The occurrence of any breach or default under any agreement (including any Loan Document) between the Agent or any Revolving Credit Lender and any Borrower or instrument given by any Borrower to the Agent or any Revolving Credit Lender and the expiry, without cure, of any applicable grace period (notwithstanding that the subject Agent or Revolving Credit Lender may not have exercised all or any of its rights on account of such breach or default).

A. Uninsured Casualty Loss. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

A.             Attachment. Judgment. Restraint of Business.

1. The service of process upon the Agent or any Revolving Credit Lender or any Participant seeking to attach, by trustee, mesne, or other process, any funds of any Borrower on deposit with, or assets of any Borrower in the possession of, the Agent or that Revolving Credit or such Participant.

2. The entry of any judgment against any Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

3. The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

A. Business Failure. Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the determination, by any Borrower, to initiate a program of partial or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of any Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of any Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Borrower of the liquidation or winding up of all or any part of any Borrower's business or operations.

A. Bankruptcy. The failure by any Borrower to generally pay the debts that Borrower as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any
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World of Science IBJ Whitehall Retail Finance
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Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Borrower initiating any matter in which any Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Borrower initiating any matter in which that Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by that Borrower by appropriate proceedings or, if so contested, is not dismissed within sixty
(60) days of when filed.

A. Default by Guarantor. The occurrence of any of the foregoing Events of Default with respect to any guarantor or endorser of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any parent, subsidiary, or Affiliate of any Borrower, as if such guarantor, endorser, parent, or Affiliate were a "Borrower" described therein.

A. Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, any Borrower, under any Applicable Law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

A. Termination of Guaranty. The termination or attempted termination of any guaranty by any guarantor of the Liabilities.

A.             Challenge to Loan Documents.

1. Any challenge by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

2. Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

A. Key Management. The death, disability, or failure of Fred Klauke or Charles Callahan at any time to exercise that authority and discharge those management responsibilities with respect to the Lead Borrower as are exercised and discharged by such Person at the execution of this Loan Agreement.
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World of Science IBJ Whitehall Retail Finance
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A.             Change in Control.  Any Change in Control.


I.        .    Rights and Remedies Upon Default:

A. Acceleration. Upon the occurrence of any Event of Default described in Section and, at the Agent's option (or on the instruction of the SuperMajority Lenders) upon the occurrence of any other Event of Default, and at all times thereafter, the Agent may declare all indebtedness of the Borrower to the Agent to be immediately due and payable and exercise all of the Agents Rights and Remedies as the Agent from time to time thereafter determines as appropriate.

A.             Rights and Remedies.   The rights, remedies, powers, privileges,
and discretions of the Agent hereunder (herein, the Agent's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by the Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent's Rights and Remedies may be exercised at such time or times and in such order of preference as the Agent may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.


I.        .    Revolving Credit Fundings and Distributions:

A.             Revolving Credit Funding Procedures. Subject to Section :

1. The Agent shall advise each Revolving Credit Lender, no later than 2:00PM (Boston Time) on a date on which any Revolving Credit Loan (other than a SwingLine Loan) is to be made on that date. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.

2. Subject to that Revolving Credit Lender's Revolving Credit Dollar Commitment, each Revolving Credit Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be made, shall Transfer that Revolving Credit Lender's Revolving Credit Percentage Commitment of the subject Revolving Credit Loan to the Agent.
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World of Science IBJ Whitehall Retail Finance
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A.             SwingLine Loans.

1. In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Revolving Credit Loan to the Agent.

2. The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate as follows:

a) At any time and from time to time, the SwingLine Lender may advise the Agent that all, or any part of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

b) At the initiation of a Liquidation, the then entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

In either such event, the Agent shall advise each Revolving Credit Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Credit Loan as provided in Section.

1. The SwingLine Lender, in separate capacities, may also be the Agent and a Revolving Credit Lender.

2. The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Revolving Credit Lender" for any of the following purposes:

a) Except as otherwise specifically provided in the relevant Section, any distribution pursuant to Section.

b) Determination of whether the requisite Loan Commitments have Consented to action requiring such Consent.

A.             Agent's Covering of Fundings:

1. Each Revolving Credit Lender shall make available to the Agent, as provided herein, that Revolving Credit Lender's Revolving Credit Percentage Commitment of the following:

a) Each Revolving Credit Loan, up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of the Revolving Credit Loans.

b) Up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

2.             In all circumstances, the Agent may:

a) Assume that each Revolving Credit Lender, subject to Section, timely shall make available to the Agent that Revolving Credit Lender's Revolving Credit Percentage Commitment of each Revolving Credit Loan, notice of which is provided pursuant to Section.
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World of Science IBJ Whitehall Retail Finance
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b)                  In reliance upon such assumption, make available the
corresponding amount to the Borrowers.

c) Assume that each Revolving Credit Lender timely shall pay, and shall make available, to the Agent all other amounts which that Revolving Credit Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

3. In the event that, in reliance upon any of such assumptions, the Agent makes available, a Revolving Credit Lender's Revolving Credit Percentage Commitment of one or more Revolving Credit Loans, or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Revolving Credit Lender (a "Delinquent Revolving Credit Lender") fails to provide to the Agent within One (1) Business Day of written notice of such failure, then:

a) The amount which had been made available by the Agent is an " Agent's Cover" (and is so referred to herein).

b) All interest paid by the Borrowers on account of the Revolving Credit Loan or coverage of the subject L/C Drawing which consist of the Agent's Cover shall be retained by the Agent until the Agent's Cover, with interest, has been paid.

c) The Delinquent Revolving Credit Lender shall pay to the Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Agent's Cover in respect of that Delinquent Revolving Credit Lender

d) The Agent shall have succeeded to all rights to payment to which the Delinquent Revolving Credit Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of the Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Agent's Cover was provided and only then towards amounts in which the Delinquent Revolving Credit Lender is then participating. For purposes of distributions to be made pursuant to Section (which relates to ordinary course distributions) or Section (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Revolving Credit Lender (and consequently, to the Agent to the extent to which the Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Revolving Credit Lender would otherwise have been entitled to a distribution.

e) Subject to Subsection, the Delinquent Revolving Credit Lender shall be entitled to receive any payments from the Borrowers to which the Delinquent Revolving Credit Lender is then entitled, provided however there shall be deducted from such amount and retained by the Agent any interest to which the Agent is then entitled on account of Section, above.

4. A Delinquent Revolving Credit Lender shall not be relieved of any obligation of such Delinquent Revolving Credit Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Revolving Credit Lender).
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World of Science IBJ Whitehall Retail Finance
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5.             A Delinquent Revolving Credit Lender may cure its status as a
Delinquent Revolving Credit Lender by paying the Agent the aggregate of the following:

a) The Agent's Cover (to the extent not previously repaid by the Borrowers and retained by the Agent in accordance with Subsection, above) with respect to that Delinquent Revolving Credit Lender.

               Plus

a) The aggregate of the amount payable under Subsection, above (which relates to interest to be paid by that Delinquent Revolving Credit Lender).

               Plus

a) All such costs and expenses as may be incurred by the Agent in the enforcement of the Agent's rights against such Delinquent Revolving Credit Lender.

A. Ordinary Course Distributions. This Section applies unless the provisions of Section (which relates to distributions in the event of a Liquidation) becomes operative.

1. Weekly, on such day as may be set from time to time by the Agent (or more frequently at the Agent's option) the Agent and each Revolving Credit Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account.

2. The Agent shall distribute to the SwingLine Lender and to each Revolving Credit Lender, such Person's respective Pro-Rata share of interest payments on the Revolving Credit Loans when actually received and collected by the Agent (excluding the settlement delay provided for in Section , which shall be for the account of the Agent only). For purposes of calculating interest due to a Revolving Credit Lender, that Revolving Credit Lender shall be entitled to receive interest on the actual amount contributed by that Revolving Credit Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Revolving Credit Lender, until the Agent has distributed to that Revolving Credit Lender its pro-rata share thereof.

3. The Agent shall distribute fees paid on account of the Revolving Credit, as provided in EXHIBIT, annexed hereto.

4. No Revolving Credit Lender shall have any interest in, or right to receive any part of any interest which reflects "float" as described in the proviso included in Section. Any such float shall be for the account of the Agent only.

5. No Revolving Credit Lender shall have any interest in, or right to receive any part of, the Agent's Fee to be paid by the Borrowers to the Agent pursuant to the this Loan Agreement.

6. Any amount received by the Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) shall be distributed by the Agent to that Person which is entitled to such reimbursement as provided in this
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World of Science IBJ Whitehall Retail Finance
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Loan Agreement (and if such Person(s) is (are) the Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Commitment Percentages at the date on which the expense, in respect of which such reimbursement is being made, was incurred).

7. Each distribution pursuant to this Section is subject to Section, above.


I.        .    Acceleration and Liquidation:

A.             Acceleration Notices.

1. The Agent may give the Revolving Credit Lenders an Acceleration Notice at any time following the occurrence of an Event of Default.

2. The SuperMajority Lenders may give the Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, provided that counterparts executed by the requisite Revolving Credit Lenders are received by the Agent within a period of five (5) consecutive Business Days.

A. Acceleration. Unless stayed by judicial or statutory process, the Agent shall Accelerate the Revolving Credit Obligations within a commercially reasonable time following:

1. The Agent's giving of an Acceleration Notice to the Revolving Credit Lenders as provided in Section.

2. The Agent's receipt of an Acceleration Notice from the SuperMajority Lenders, in compliance with Section.

A. Initiation of Liquidation. Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Agent within a commercially reasonable time following Acceleration of the Liabilities.

A.             Actions At and  Following Initiation of Liquidation.

1.             At the initiation of a Liquidation:

a) The unpaid principal balance of the SwingLine Loan (if any) shall be converted, pursuant to Section, to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

b) The Agent and the Revolving Credit Lenders shall "net out" each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Percentage Commitment of the Revolving Credit Loans and advances.

2. Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Borrowers, that Revolving Credit Lender's Revolving Credit Percentage Commitment of such honoring.
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World of Science IBJ Whitehall Retail Finance
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A.             Agent's Conduct of Liquidation.

1. Any Liquidation shall be conducted by the Agent, with the advice and assistance of the Revolving Credit Lenders.

2. The Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.

3. The Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Agent determines as appropriate under the circumstances.

4. The Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by the Agent or any Revolving Credit Lender) unless indemnified to the Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take that course of action or action plan.

5. Each Revolving Credit Lender shall execute all such instruments and documents not inconsistent with the provisions of this Loan Agreement as the Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

A.             Distribution of Liquidation Proceeds:

1. The Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by the Agent in the exercise of rights as a secured creditor of the Borrowers and prior claims which the Agent anticipates may need to be paid.

2. The Agent shall distribute the net proceeds of Liquidation in accordance with the relative priorities set forth in Section.

3. Each Revolving Credit Lender, on the written request of the Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Agent and/or any Nominee, pro-rata, for any cost or expense reasonably incurred by the Agent and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Agent.

A. Relative Priorities To Proceeds of Liquidation. The relative priorities to the proceeds of a Liquidation are as follows:

1. To the Agent as reimbursement for all reasonable third party costs and expenses incurred by the Agent and to Lenders' Special Counsel and to any funded reserve established pursuant to Section; and then

2. To the SwingLine Lender, on account of any SwingLine loans not converted to Revolving Credit Loans pursuant to Section; and then
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World of Science IBJ Whitehall Retail Finance
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3.             To the Revolving Credit Lenders (other than any Delinquent
Revolving Credit Lender), pro-rata, to the unpaid principal balance of the Revolving Credit; and then

4. To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to accrued interest on the Revolving Credit; and then

5. To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to those fees distributable hereunder to the Revolving Credit Lenders; and then

6. To any Delinquent Revolving Credit Lenders, pro-rata to amounts to which such Revolving Credit Lenders otherwise would have been entitled pursuant to Sections,, and; and then

7. To the Revolving Credit Lenders, pro-rata, to the extent of the Revolving Credit Early Termination Fee; and then

8.             To any other Liabilities.

I.        .    The Agent:

A.             Appointment of the Agent.

1. Each Revolving Credit Lender appoints and designates IWRF as the "Agent" hereunder and under the Loan Documents.

2.             Each Revolving Credit Lender authorizes the Agent:

a) To execute those of the Loan Documents and all other instruments relating thereto to which the Agent is a party.

b) To take such action on behalf of the Revolving Credit Lenders and to exercise all such powers as are expressly delegated to the Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

A.             Responsibilities of Agent.

1. The Agent shall not have any duties or responsibilities to, or any fiduciary relationship with, any Revolving Credit Lender except for those expressly set forth in this Loan Agreement.

2. Neither the Agent nor any of its Affiliates shall be responsible to any Revolving Credit Lender for any of the following:

a) Any recitals, statements, representations or warranties made by any Borrower or any other Person (other than the Agent).

b) Any appraisals or other assessments of the assets of any Borrower or of any other Person responsible for or on account of the Liabilities.

c) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.

d) Any failure by any Borrower or any other Person (other than the Agent) to perform its obligations under the Loan Documents.

3. The Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the
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World of Science IBJ Whitehall Retail Finance
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negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

4. Neither the Agent, nor any of its directors, officers, or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of its counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

5. The Agent shall not have any responsibility in any event for more funds than the Agent actually receives and collects.

6. The Agent, in its separate capacity as a Revolving Credit Lender, shall have the same rights and powers hereunder as any other Revolving Credit Lender.

A.             Concerning Distributions By the Agent.

1. The Agent in the Agent's reasonable discretion based upon the Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

2. The Agent may disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Revolving Credit Lender to whom the Agent made the funds available, on demand from the Agent, shall refund to the Agent the sum paid to that person.

3. If, in the opinion of the Agent, the distribution of any amount received by the Agent might involve the Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then the Agent may refrain from making distribution until the Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

4. The proceeds of any Revolving Credit Lender's exercise of any right of, or in the nature of, set-off shall be deemed, First, to the extent that a Revolving Credit Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Revolving Credit Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section.

5. Each Revolving Credit Lender recognizes that the crediting of the Borrowers with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Agent to any Revolving Credit Lender.

6. In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid or disgorged or (y)
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World of Science IBJ Whitehall Retail Finance
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the SuperMajority Lenders determine to effect such repayment or disgorgement, then each Revolving Credit Lender to which any such distribution shall have been made shall repay, to the Agent which had made such distribution, that Revolving Credit Lender's pro-rata share of the amount so adjudged or determined to be repaid or disgorged.

A. Dispute Resolution. Any dispute among the Revolving Credit Lenders and/or the Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts each Revolving Credit Lender hereto hereby submits.

A. Distributions of Notices and of Documents. The Agent will forward to each Revolving Credit Lender, promptly after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent pursuant to this Loan Agreement, including monthly, quarterly, and annual financial statements received from the Lead Borrower pursuant to Article of this Loan Agreement, other than any of the following:

1. Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/C's.

2.             Routine or nonmaterial communications.

3. Any notice or document required by any of the Loan Documents to be furnished to the Revolving Credit Lenders by the Lead Borrower.

4. Any notice or document of which the Agent has knowledge that such notice or document had been forwarded to the Revolving Credit Lenders other than by the Agent.

A.             Confidential Information.

1. Each Revolving Credit Lender will maintain, as confidential, all of the following:

a) Proprietary approaches, techniques, and methods of analysis which are applied by the Agent in the administration of the credit facility contemplated by this Loan Agreement.

b) Proprietary forms and formats utilized by the Agent in providing reports to the Revolving Credit Lenders pursuant hereto, which forms or formats are not of general currency.

2. Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Loan Agreement.
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World of Science IBJ Whitehall Retail Finance
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A.             Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by the Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by the Agent with reasonable care. As to any matters not expressly provided for in this Loan Agreement, any Loan Document, or in any other document referred to therein, the Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Loan Agreement. Instructions given with the requisite Consent shall be binding on all Revolving Credit Lenders.

A.             Non-Reliance.

1. Each Revolving Credit Lender represents to all other Revolving Credit Lenders and to the Agent that such Revolving Credit Lender:

a) Independently and without reliance on any representation or act by Agent or by any other Revolving Credit Lender, and based on such documents and information as that Revolving Credit Lender has deemed appropriate, has made such Revolving Credit Lender's own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Loan Agreement.

b) Has relied upon that Revolving Credit Lender's review of the Loan Documents by that Revolving Credit Lender and by counsel to that Revolving Credit Lender as that Revolving Credit Lender deemed appropriate under the circumstances.

2. Each Revolving Credit Lender agrees that such Revolving Credit Lender, independently and without reliance upon Agent or any other Revolving Credit Lender, and based upon such documents and information as such Revolving Credit Lender shall deem appropriate at the time, will continue to make such Revolving Credit Lender's own appraisals of the financial condition and affairs of the Borrowers when determining whether to take or not to take any discretionary action under this Loan Agreement.

3. The Agent, in the discharge of that Agent's duties hereunder, shall not be required to make inquiry of, or to inspect the properties or books of, any Person.

4. Except for notices, reports, and other documents and information expressly required to be furnished to the Revolving Credit Lenders by the Agent hereunder (as to which, see Section), the Agent shall not have any affirmative duty or responsibility to provide any Revolving Credit Lender with any credit or other information concerning any Person, which information may come into the possession of Agent or any Affiliate of the Agent.

5. Each Revolving Credit Lender, at such Revolving Credit Lender's request, shall have reasonable access to all nonprivileged documents in the possession of the Agent, which documents relate to the Agent's performance of its duties hereunder.
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World of Science IBJ Whitehall Retail Finance
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A.             Indemnification.  Without limiting the liabilities of the
Borrowers under any this or any of the other Loan Documents, each Revolving Credit Lender shall indemnify the Agent, Pro-Rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including attorneys' reasonable fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against the Agent and in any way relating to or arising out of this Loan Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Revolving Credit Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the Agent as to which a final judicial determination has been or is made (in a proceeding in which the Agent has had an opportunity to be heard) that the Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

A.             Resignation of Agent.

1. The Agent may resign at any time by giving 60 days prior written notice thereof to the Revolving Credit Lenders. Upon receipt of any such notice of resignation, the SuperMajority Lenders shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Lead Borrower, not to be unreasonably withheld and, in any event, deemed given by the Lead Borrower if no written objection is provided by the Lead Borrower to the (resigning) Agent within seven (7) Business Days notice of such proposed appointment). If a successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $200 Million. The consent of the Lead Borrower otherwise required by this Section shall not be required if an Event of Default has occurred.

2. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner or in bad faith.

3. After any retiring Agent's resignation, the provisions of this Loan Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

I.        .    Action By Agents - Consents - Amendments - Waivers:
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World of Science IBJ Whitehall Retail Finance
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A.             Administration of Credit Facilities.

1. Except as otherwise specifically provided in this Loan Agreement, the Agent may take any action with respect to the credit facility contemplated by the Loan Documents as the Agent determines to be appropriate , provided, however, the Agent is not under any affirmative obligation to take any action which it is not required by this Loan Agreement or the Loan Documents specifically to so take.

2. Except as specifically provided in the following Sections of this Loan Agreement, whenever a Loan Document or this Loan Agreement provides that action may be taken or omitted to be taken in an Agent's discretion, the Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Revolving Credit Lender:

            Actions Described in Section     Type of Consent Required
            ----------------------------------------------------------
                         Majority Lenders
                         SuperMajority Lenders
                         Certain Consent
                         Unanimous Consent
                         Consent of SwingLine Lender
                         Consent of the Agent

1. The rights granted to the Revolving Credit Lenders in those sections referenced in Section shall not otherwise limit or impair the Agent's exercise of its discretion under the Loan Documents.

A. Actions Requiring Majority Lenders. Except as otherwise provided in this Loan Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

A. Actions Requiring SuperMajority Lenders. The Consent or direction of the SuperMajority Lenders is required as follows:

1. The Revolving Credit Lenders agree that any loan or advance under the Revolving Credit which results in a Permissible Overloan may be made by the Agent in its discretion without the Consent of the Revolving Credit Lenders and that each Revolving Credit Lender shall be bound thereby, provided, however, the Consent or direction of the SuperMajority Lenders is required to permit a Permissible Overloan to be outstanding for more than 45 consecutive Business Days or more than twice in any twelve month period.

2. If any Borrower is then InDefault, the SuperMajority Lenders may direct the Agent to suspend the Revolving Credit (including the making of any Permissible Overloans), whereupon, as long as a Borrower is InDefault, the only Revolving Credit Loans which may be made are either

a) Revolving Credit Loans made or undertaken in the Agent's discretion to protect and preserve the interests of the Revolving Credit Lenders; or
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World of Science IBJ Whitehall Retail Finance
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b)                  Revolving Credit Loans made with Consent of the
SuperMajority Lenders.

3. If an Event of Default has occurred and not been duly waived, the SuperMajority Lenders may:

a) Give the Agent an Acceleration Notice in accordance with Section.

b) Direct the Agent to increase the rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Loan Agreement.

A. Action Requiring Certain Consent. The consent of the SwingLine Lender and Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 51% or more of the Loan Commitments of the Revolving Credit Lenders (other than any Loan Commitments held by Delinquent Revolving Credit Lenders) shall be required to increase the SwingLine Loan Ceiling.

A.             Actions Requiring Unanimous Consent.   None of the following
may take place except with the Consent of each Revolving Credit Lender adversely affected thereby or with Unanimous Consent:

1. Any increase in any Revolving Credit Lender's Revolving Credit Dollar Commitment or Revolving Credit Percentage Commitment (other than by reason of the application of Section (which deals with NonConsenting Revolving Credit Lenders) or Section (which deals with assignments and participations)).

2. Any decrease in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans.

3.             Any extension of the Maturity Date.

4.             Any forgiveness of all or any portion of any payment Liability.

5. Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any Agent's Fee (for which the consent of the Agent shall also be required)) and of any fee provided for by the Fee Letter (which may be amended by written agreement between the Lead Borrower on the one hand, and the Agent on the other).

6. Any release of a material portion of the Collateral not otherwise required or provided for in the Loan Documents or to facilitate a Liquidation.

7. Any amendment of the definition of the terms "Borrowing Base" or "Availability" or of any Definition of any component thereof, such that more credit would be available to the Borrowers, based on the same assets, as would have been available to the Borrowers immediately prior to such amendment, it being understood, however, that:

a) The foregoing shall not limit the adjustment by the Agent of any Reserve in the Agent's administration of the Revolving Credit as otherwise permitted by this Loan Agreement.

b) The foregoing shall not prevent the Agent, in its administration of the Revolving Credit, from restoring any component of Borrowing Base
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World of Science IBJ Whitehall Retail Finance
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which had been lowered by the Agent back to the value of such component, as stated in this Loan Agreement or to an intermediate value.

8. Any release of any Person obligated on account of the Liabilities.

9. The making of any Revolving Credit Loan which, when made, exceeds Availability and is not a Permissible Overloan, provided, however,

a) no Consent shall be required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and

b) each Revolving Credit Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Permissible Overloan, the unpaid principal balance of the Loan Account may exceed the Borrowing Base on account of changed circumstances beyond the control of the Agent (such as a drop in collateral value).

10. The waiver of the obligation of the Borrowers to reduce the unpaid principal balance of loans under the Revolving Credit to an amount which does not exceed a Permissible Overloan or, subject to the time limits included in Section (which places time and frequency limits on Permissible Overloans), to eliminate an Overloan.

11.            Any amendment of this Article.

12.            Amendment of any of the following Definitions:

                    "Appraised Inventory Liquidation Value"
                    "Majority Lender"
                    "Permissible Overloan"
                    "SuperMajority Lenders
                    "Unanimous Consent"

A. Actions Requiring SwingLine Lender Consent. No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Loan Agreement which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

A.             Actions Requiring Agent's Consent.

1. No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Loan Agreement which affects the Agent in its capacity as Agent may be undertaken without the written consent of the Agent.

2. No action referenced herein which affects the rights, duties, obligations, or liabilities of the Agent shall be effective without the written consent of the Agent.

A.             Miscellaneous Actions.

1. Notwithstanding any other provision of this Loan Agreement, no single Revolving Credit Lender independently may exercise any right of action or enforcement against or with respect to any Borrower.

2. The Agent shall be fully justified in failing or refusing to take action under this Loan Agreement or any Loan Document on behalf of any Revolving Credit Lender unless the Agent shall first
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World of Science IBJ Whitehall Retail Finance
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a)                  receive such clear, unambiguous, written instructions as the
Agent deems appropriate; and

b) be indemnified to the Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

3. The Agent may establish reasonable procedures for the providing of direction and instructions from the Revolving Credit Lenders to the Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Revolving Credit Lenders have provided their direction, Consent, or instructions.

A. Actions Requiring Lead Borrower's Consent. The Lead Borrower's consent is required for any amendment of this Loan Agreement, except that each of the following Articles of this Loan Agreement may be amended without the consent of the Lead Borrower:

     Article          Title of Article
     ---------------------------------
                         Revolving Credit Fundings and Distributions
                         Acceleration and Liquidation
                         The Agent
                         Action By Agents - Consents - Amendments - Waivers Assignments and Participations

A.             NonConsenting Revolving Credit Lender.

1. In the event that a Revolving Credit Lender (in this Section, a "NonConsenting Revolving Credit Lender") does not provide its Consent to a proposal by the Agent to take action which requires consent under this Section, then one or more Revolving Credit Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section, below, of the NonConsenting Revolving Credit Lender's commitment hereunder on fifteen (15) days written notice to the Agent and to the NonConsenting Revolving Credit Lender.

2. At the end of such fifteen (15) days, and provided that the NonConsenting Revolving Credit Lender delivers the Revolving Credit Note held by the NonConsenting Revolving Credit Lender to the Agent, the Revolving Credit Lenders who have given such written notice shall Transfer the following to the NonConsenting Revolving Credit Lender:

a) Such NonConsenting Revolving Credit Lender's Pro-Rata share of the principal and interest of the Revolving Credit Loans to the date of such assignment.

b) All fees distributable hereunder to the NonConsenting Revolving Credit Lender to the date of such assignment.
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World of Science IBJ Whitehall Retail Finance
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c)                  Any out-of-pocket costs and expenses for which the
NonConsenting Revolving Credit Lender is entitled to reimbursement from the Borrowers.

3. In the event that the NonConsenting Revolving Credit Lender fails to deliver to the Agent the Revolving Credit Note held by the NonConsenting Revolving Credit Lender as provided in Section, then:

a) The amount otherwise to be Transferred to the NonConsenting Revolving Credit Lender shall be Transferred to the Agent and held by the Agent, without interest, to be turned over to the NonConsenting Revolving Credit Lender upon delivery of the Revolving Credit Note held by that NonConsenting Revolving Credit Lender.

b) The Revolving Credit Note held by the NonConsenting Revolving Credit Lender shall have no force or effect whatsoever.

c) The NonConsenting Revolving Credit Lender shall cease to be a "Revolving Credit Lender".

d) The Revolving Credit Lender(s) which have Transferred the amount to the Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Revolving Credit Lender as "Revolving Credit Lender".

4. In the event that more than One (1) Revolving Credit Lender wishes to require such assignment, the NonConsenting Revolving Credit Lender's commitment hereunder shall be divided among such Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Percentage Commitments, with the Agent coordinating such transaction.

5. The Agent shall coordinate the retirement of the Revolving Credit Note held by the NonConsenting Revolving Credit Lender and the issuance of Revolving Credit Notes to those Revolving Credit Lenders which "take-out" such NonConsenting Revolving Credit Lender, provided, however, no processing fee otherwise to be paid as provided in Section shall be due under such circumstances.

I.        .    Assignments By Revolving Credit Lenders:

A.             Assignments and Assumptions.

1. Except as provided herein, each Revolving Credit Lender (in this Section, an "Assigning Revolving Credit Lender") may assign to one or more Eligible Assignees (in this Section, each an "Assignee Revolving Credit Lender") all or a portion of that Revolving Credit Lender's interests, rights and obligations under this Loan Agreement and the Loan Documents (including all or a portion of its Commitment) and the same portion of the Revolving Credit Loans at the time owing to it, and of the Revolving Credit Note held by the Assigning Revolving Credit Lender, provided that:

a) The Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any resulting Revolving Credit Lender's having
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World of Science IBJ Whitehall Retail Finance
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a Dollar Commitment of less than the "minimum hold" amount specified in Section or if there would be more than Six (6) Revolving Credit Lenders.

b) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Revolving Credit Lender's rights and obligations under this Loan Agreement.

c) Following the effectiveness of such assignment, the Assigning Revolving Credit Lender's Dollar Commitment (if not an assignment of all of the Assigning Revolving Credit Lender's Commitment) shall not be less than $3 Million.

A. Assignment Procedures. This Section describes the procedures to be followed in connection with an assignment effected pursuant to this Article and permitted by Section.

1. The parties to such an assignment shall execute and deliver to the Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT, annexed hereto.

2. The Assigning Revolving Credit Lender shall deliver to the Agent, with such Assignment and Acceptance, the Revolving Credit Note held by the subject Assigning Revolving Credit Lender and the Agent's processing fee of $3,500.00, provided, however, no such processing fee shall be due where the Assigning Revolving Credit Lender is one of the Revolving Credit Lenders at the initial execution of this Loan Agreement.

3. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Revolving Credit Lenders and of the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment of each Revolving Credit Lender. The Register shall be available for inspection by the Revolving Credit Lenders at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Revolving Credit Lenders. The Agent and the Revolving Credit Lenders may treat each Person whose name is recorded in the Register as a "Revolving Credit Lender" hereunder for all purposes of this Loan Agreement.

4. The Assigning Revolving Credit Lender and Assignee Revolving Credit Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

A.             Effect of Assignment.

1. From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Agent may delay by up to Five (5) Business Days after the delivery of such Assignment and Acceptance):

a)                  The Assignee Revolving Credit Lender:
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World of Science IBJ Whitehall Retail Finance
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(1)                 Shall be a party to this Loan Agreement and the Loan
Documents (and to any amendments thereof) as fully as if the Assignee Revolving Credit Lender had executed each.

(2) Shall have the rights of a Revolving Credit Lender hereunder to the extent of the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment assigned by such Assignment and Acceptance.

b) The Assigning Revolving Credit Lender shall be released from the Assigning Revolving Credit Lender's obligations under this Loan Agreement and the Loan Documents to the extent of the Commitment assigned by such Assignment and Acceptance.

c) The Agent shall undertake to obtain and distribute replacement Revolving Credit Notes to the subject Assigning Revolving Credit Lender and Assignee Revolving Credit Lender.

2. By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Loan Agreement as to those matters which are set forth in the subject Assignment and Acceptance.

I.        .    Notices:

A.             Notice Addresses.   All notices, demands, and other
communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Agent:      IBJ Whitehall Retail Finance, Inc.
                      45 Braintree Hill Office Park - Suite 303
                      Braintree, Massachusetts 02184
                      Attention     :  Francis O'Connor
                      Fax           :  781 849 0140
     With a copy to:
                             Riemer & Braunstein LLP
                             Three Center Plaza
                             Boston, Massachusetts  02108
                             Attention     :  Richard B. Jacobs, Esquire
                             Fax           :  617 880 3456

If to the Lead Borrower
And All Borrowers:
                             World of Science, Inc.
                             900 Jefferson Road, Building 4
                             Rochester, New York 14623
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World of Science IBJ Whitehall Retail Finance
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                             Attention     :  Mr. Charles A. Callahan
                             Fax           : 716 475 1370

          With a copy to:
                             Harris, Beach & Wilcox LLP
                             130 East Main Street
                             Rochester, New York 14604
                             Attention     : Attorney Catherine A. King
                             Fax:          : 716 232 6925

A.             Notice Given.

1. Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

a) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.

b) By recognized overnight express delivery: the Business Day following the day when sent.

c) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

d) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

2. Rejection or refusal to accept delivery and inability to deliver because of a changed address or facsimile number for which no due notice was given shall each be deemed receipt of the notice sent.

I.        .    Term:

A. Termination of Revolving Credit. The Revolving Credit shall remain in effect (subject to suspension as provided in Section hereof) until the Termination Date.

A.             Actions On Termination.

1. On the Termination Date, the Borrowers shall pay the Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

a) The entire balance of the Loan Account (including the unpaid principal balance of the Revolving Credit Loans, and the SwingLine Loan).
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World of Science IBJ Whitehall Retail Finance
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b)                  Any then remaining installments of the Revolving Credit
Commitment Fee.

c)                  Any then remaining installments of the Agent's Fee.

d) Any payments due on account of the indemnification obligations included in Section.

e)                  Any accrued and unpaid Unused Line Fee.

f) All unreimbursed costs and expenses of the Agent and of Lenders' Special Counsel for which each Borrower is responsible.

2. On the Termination Date, the Borrowers shall also shall make such arrangements concerning any L/C's then outstanding as are reasonably satisfactory to the Agent.

3. Until such payment (Section) and arrangements concerning L/C's (Section), all provisions of this Loan Agreement, other than those included in
Section   which place any obligation on the Agent or any Revolving Credit Lender to make any loans or advances or to provide any financial accommodations to any Borrower shall remain in full force and effect until all Liabilities shall have been paid in full.

4. The release by the Agent of the Collateral Interests granted the Agent by the Borrowers hereunder may be upon such conditions and indemnifications as the Agent may require.

I.        .    General:

A. Publicity. The Agent may issue a mutually agreeable "tombstone" notice of the establishment of the credit facility contemplated by this Loan Agreement and may make reference to each Borrower (and may utilize any logo or other distinctive symbol associated with each Borrower) in connection with any mutually agreeable advertising, promotion, or marketing undertaken by the Agent.

A. Successors and Assigns. This Loan Agreement shall be binding upon the Borrowers and their respective successors, and assigns and shall enure to the benefit of the Agent and each Revolving Credit Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to any Borrower shall have any rights hereunder. In the event that the Agent or any Revolving Credit Lender assigns or transfers its rights under this Loan Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

A. Severability. Any determination that any provision of this Loan Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in
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World of Science IBJ Whitehall Retail Finance
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any other instance, or the validity, legality, or enforceability of any other provision of this Loan Agreement.

A.             Amendments. Course of Dealing.

1. This Loan Agreement and the other Loan Documents incorporate all discussions and negotiations between each Borrower and the Agent and each Revolving Credit Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Agent or any Revolving Credit Lender to give notice to the Lead Borrower of any Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Agent to the manner by which the Borrowing Base is determined shall obligate the Agent to continue to determine the Borrowing Base in that manner.

2. Each Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Agent, subject to the Consent requirements of Article. Subject to Article, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Agent shall be in reliance upon all representations and warranties theretofore made to the Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

A. Power of Attorney. In connection with all powers of attorney included in this Loan Agreement, each Borrower hereby grants unto the Agent full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as that Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Loan Agreement. No power of attorney set forth in this Loan Agreement shall be affected by any disability or incapacity suffered by any Borrower and each shall survive the same. All powers conferred upon the Agent by this Loan Agreement, being coupled with an interest, shall be irrevocable until this Loan Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent.

A. Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Agent determines in its sole discretion, consistent, however, with Sections and and any other applicable
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World of Science IBJ Whitehall Retail Finance
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provisions of this Loan Agreement. The Borrowers shall remain liable for deficiency remaining following such application.

A. Increased Costs. If, as a result of any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

1. subjects any Revolving Credit Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Borrower to the Agent or any Revolving Credit Lender under this Loan Agreement (except for taxes on the Agent or any Revolving Credit Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Agent or that Revolving Credit Lender are located);

2. imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Revolving Credit Lender;

3. imposes on any Revolving Credit Lender any other condition with respect to any Loan Document; or

4. imposes on any Revolving Credit Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in such Revolving Credit Lender's reasonable opinion, is to increase the cost to that Revolving Credit Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Revolving Credit Lender in respect of any loan, advance or financial accommodation by an amount which that Revolving Credit Lender deems to be material, then upon written notice from the Agent, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Agent, for the benefit of the subject Revolving Credit Lender, upon receipt of such notice, that amount which shall compensate the subject Revolving Credit Lender for such additional cost or reduction in income.

A.             Costs and Expenses of the Agent.

1. The Borrowers shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including attorneys' reasonable fees and expenses) which are incurred by the Agent in connection with the preparation, negotiation, execution, and delivery of this Loan Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

2. The Borrowers shall pay from time to time on demand all reasonable costs and expenses (including attorneys' reasonable fees and expenses)
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World of Science IBJ Whitehall Retail Finance
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incurred, following the occurrence of any Event of Default, by the Revolving
Credit Lenders to Lenders' Special Counsel.

3. Each Borrower authorizes the Agent to pay all such fees and expenses and in the Agent's discretion, to add such fees and expenses to the Loan Account.

4. The undertaking on the part of each Borrower in this Section shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of any Borrower, other than a termination, release, or discharge which makes specific reference to this Section.

A. Copies and Facsimiles. Each Loan Document and all documents and papers which relates thereto which have been or may be hereinafter furnished the Agent or any Revolving Credit Lender may be reproduced by that Revolving Credit Lender or by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

A. Massachusetts Law. This Loan Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

A.             Consent to Jurisdiction.

1. Each Borrower agrees that any legal action, proceeding, case, or controversy against any Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Agent may elect in the Agent's sole discretion. By execution and delivery of this Loan Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

2. Each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Lead Borrower at the Lead Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

3. Each Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of
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World of Science IBJ Whitehall Retail Finance
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the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

4. Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.

5. Each Borrower agrees that any action commenced by any Borrower asserting any claim arising under or in connection with this Loan Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

A. Indemnification. Each Borrower shall indemnify, defend, and hold the Agent and each Revolving Credit Lender and any Participant and any of their respective employees, officers, or agents (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by any Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) on account of the relationship of the Borrowers or of any other guarantor or endorser of the Liabilities (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Revolving Credit Lender's selection, but at the expense of the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Agent and any other Indemnified Person has had an opportunity to be heard), which determination (x) includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith or (y) is in favor of a Borrower and against an Indemnified Person. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of the Borrowers, other than a termination, release, or discharge duly executed on behalf of the Agent which makes specific reference to this Section.

A. Rules of Construction. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Loan Agreement and of the other Loan Documents:

1. Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

2. Words in the singular include the plural and words in the plural include the singular.

3.             Titles, headings (indicated by being underlined or shown in Small
                                                    ----------
Capitals or in bold) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

4.             The words "includes" and "including" are not limiting.
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World of Science IBJ Whitehall Retail Finance
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5.             Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

6. Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.

7. Text which is shown in italics, shown in bold (other than headings), shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

8.             The words "may not" are prohibitive and not permissive.

9.             The word "or" is not exclusive.

10. Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

11. Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

12.            The symbol "$" refers to United States Dollars.

13. Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

14. References to "this Loan Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

15. Except as otherwise specifically provided, all references to time are to Boston time.

16. In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

a) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

b)                  The word "from" means "from and including".

c)                  The words "to" and "until" each mean "to, but excluding".

d)                  The word "through" means "to and including".

17. The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section hereof, provided, however, in the event of any inconsistency between the provisions of this Loan
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World of Science IBJ Whitehall Retail Finance
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Agreement and any other Loan Document, the provisions of this Loan Agreement shall govern and control.

A.             Intent.  It is intended that:

1.             This Loan Agreement take effect as a sealed instrument.

2. All reasonable costs, expenses, and disbursements incurred by the Agent and, to the extent provide in Section each Revolving Credit Lender, in connection with such Person's relationship(s) with any Borrower shall be borne by the Borrowers.

3. Unless otherwise explicitly provided herein, the Agent's consent to any action of any Borrower which is prohibited unless such consent is given may be given or refused by the Agent in its sole discretion and without reference to Section hereof.

A. Participations. Each Revolving Credit Lender may sell participations to one or more financial institutions (each, a "Participant") in that Revolving Credit Lender's interests herein provided that no such participation shall include any provision which accords that Participant with any rights, vis a vis the Agent, with respect to any requirement herein for approval by a requisite number or proportion of the Revolving Credit Lenders. No such sale of a participation shall relieve a Revolving Credit Lender from that Revolving Credit Lender's obligations hereunder nor obligate the Agent to any Person other than a Revolving Credit Lender.

A. Right of Set-Off. Any and all deposits or other sums at any time credited by or due to any Borrower from the Agent or any Revolving Credit Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of any Borrower in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of each Borrower to the Agent and such Revolving Credit Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Agent or that Revolving Credit Lender.

A.             Pledges To Federal Reserve Banks:  Nothing included in this
Loan Agreement shall prevent or limit any Revolving Credit Lender, to the extent that such Revolving Credit Lender is subject to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act (12 U.S.C. (S)341) from pledging all or any portion of that Revolving Credit Lender's interest and rights under this Loan Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Revolving Credit Lender from any of its obligations hereunder or under any of the Loan Documents.

A. Maximum Interest Rate. Regardless of any provision of any Loan Document, neither the Agent nor any Revolving Credit Lender shall be entitled to
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World of Science IBJ Whitehall Retail Finance
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contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

A.             Waivers.

1. Each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section, below, knowingly, voluntarily, and intentionally, and understands that Agent and each Revolving Credit Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.

2. EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

a) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

b) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Agent's exercising of the Agent's rights upon default.

c) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE AGENT OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE AGENT OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER OR ANY OTHER PERSON AND THE AGENT AND EACH REVOLVING CREDIT LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

d) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Agent, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

e)                  Any claim to consequential, special, or punitive damages.



[SPACE INTENTIONALLY LEFT BLANK]
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                                                          WORLD OF SCIENCE, INC.
                                               ("Lead Borrower and a Borrower")

                                             By ________________________________

                                     Print Name:________________________________

                                          Title:________________________________


                                                           WOSI ON THE WEB, INC.
                                                                  (A "Borrower")


                                             By ________________________________

                                     Print Name:________________________________

                                          Title:________________________________

                                                    IBJ WHITEHALL RETAIL FINANCE
                                  (Division of IBJ Whitehall Credit Corporation)
                                        ("Agent" and a Revolving Credit Lender")

                                             By ________________________________

                                     Print Name:________________________________

                                          Title:________________________________
                                    Notice Address as a Revolving Credit Lender:
                                              IBJ Whitehall Retail Finance, Inc.
                                       45 Braintree Hill Office Park - Suite 303
                                                  Braintree, Massachusetts 02184
                                                  Attention:  Francis O'Connor
                                                       Fax: 781 849 0140
                                             ABA Number:........................
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World of Science IBJ Whitehall Retail Finance
Page 83

                                          NATIONAL CITY COMMERCIAL FINANCE, INC.
                                                    (a Revolving Credit Lender")

                                             By ________________________________

                                     Print Name:________________________________

                                          Title:________________________________
                                                                 Notice Address:
                                                        ........................
                                                        ........................
                                                             ...................
                                                     Fax:.......................
                                         ABA Number:............................

EXHIBITS
     (a)       :    Advance Rate Grid
     (b)       :    State Tax Refunds
               :    Swingline Note
               :    Revolving Credit Note
               :    Revolving Credit Lenders' Commitments
               :    Affiliates
               :    Trade Names
               :    Indebtedness
               :    Leases
               :    Taxes
               :    Litigation
               :    Business Plan
               :    Financial Performance Covenants
               :    Fee Distribution
               :    Assignment/Assumption